EX-99.D



            MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICIES
                         (SINGLE LIFE AND SURVIVORSHIP)
                                    issued by
               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                             in connection with its
                            JNLNY SEPARATE ACCOUNT IV
                             2900 Westchester Avenue
                               Purchase, NY 10577

                     Jackson National Life NY Service Center
                                  P.O. Box 0809
                           Denver, Colorado 80263-0809
                                 1-800-599-5651

                               IMG Service Center
                                 P.O. Box 30386
                          Lansing, Michigan 48909-7886
                                 1-800-777-7779

Jackson National Life Insurance Company of New York ("Jackson National NY") is offering the modified single premium variable life insurance policies described in this prospectus. The policies provide insurance coverage on the life of one Insured (Single Life Policy) and on the lives of two Insureds (Survivorship Policy). The description of the "policy" or "policies" in this prospectus is fully applicable to both the Single Life Policy and the Survivorship Policy. Please read this prospectus carefully before investing and keep it for future reference.

The policies currently offer 29 allocation options, including 28 variable investment options, each of which is an investment division of JNLNY Separate Account IV, and our Fixed Account. Each investment division invests exclusively in shares of one of the portfolios of JNL(R) Series Trust.

We do not guarantee a minimum Policy Value on amounts allocated to the investment divisions and, therefore, the policies do not have a guaranteed minimum Policy Value. The portion of your Policy Value in the Separate Account will vary depending on the investment performance of the portfolios underlying the investment divisions to which you allocate your premium. You bear the entire investment risk on amounts allocated to the investment divisions. The investment policies and risks of each portfolio are described in the accompanying prospectuses for the JNL(R) Series Trust and its portfolios. The Policy Value will also reflect premiums paid, amounts withdrawn, and cost of insurance and other charges.

Variable life insurance policies involve risks, including possible loss of principal. They are not deposits of any bank or insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

It may not be advantageous for you to purchase variable life insurance to replace your existing insurance coverage or if you already own a variable life insurance policy.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made. Jackson National NY does not authorize any information or representations regarding the offering described in this prospectus other than as based in this prospectus.

The Securities and Exchange Commission has not approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2001.


                                TABLE OF CONTENTS


GLOSSARY OF TERMS..................................................................................................

YOUR POLICY -- QUESTIONS AND ANSWERS...............................................................................

FEES AND EXPENSES..................................................................................................

PURCHASING A POLICY AND ALLOCATING PREMIUM.........................................................................
   Applying for a Policy...........................................................................................
   Premium.........................................................................................................
   Allocation of Premium...........................................................................................
   Policy Value....................................................................................................
   Accumulation Unit Value.........................................................................................
   Transfer of Policy Value........................................................................................
   Transfers Authorized by Telephone...............................................................................
   Dollar Cost Averaging and Other Periodic Transfers..............................................................
   Asset Rebalancing...............................................................................................

THE SEPARATE ACCOUNT...............................................................................................
 The Portfolios....................................................................................................
 Voting Privileges.................................................................................................
 Additions, Deletions, and Substitutions of Securities.............................................................

THE FIXED ACCOUNT..................................................................................................

POLICY BENEFITS AND RIGHTS.........................................................................................
   Death Benefit...................................................................................................
   Death Benefit Payment Options...................................................................................
   Optional Insurance Benefits.....................................................................................
   Policy Loans....................................................................................................
   Withdrawals.....................................................................................................
   Status of Policy at Attained Age 100............................................................................
   Termination and Grace Period....................................................................................
   Reinstatement...................................................................................................
   Right to Examine the Policy.....................................................................................
   Postponement of Payment.........................................................................................

CHARGES AND DEDUCTIONS.............................................................................................
   Daily Deduction.................................................................................................
   Cost of Insurance Charge........................................................................................
   Policy Maintenance Charge.......................................................................................
   Withdrawal Charge...............................................................................................
   Transfer Charge.................................................................................................
   Illustration Charge.............................................................................................
   Additional Policy Charges.......................................................................................
   Portfolio Expenses..............................................................................................
   Special Provisions for Group or Sponsored Arrangements..........................................................

GENERAL POLICY PROVISIONS..........................................................................................
   Statements to Owners............................................................................................
   Limit on Right to Contest.......................................................................................
   Suicide.........................................................................................................
   Misstatement as to Age and Sex..................................................................................
   Beneficiary.....................................................................................................
   Assignment......................................................................................................
   Creditors' Claims...............................................................................................

   Dividends.......................................................................................................
   Notice and Elections............................................................................................
   Modification....................................................................................................
   Survivorship Policy.............................................................................................

FEDERAL TAX CONSIDERATIONS.........................................................................................
   Taxation of Jackson National NY and the Separate Account........................................................
   Tax Status of the Policies......................................................................................
       Diversification Requirements................................................................................
       Owner Control...............................................................................................
   Tax Treatment of Life Insurance Death Benefit Proceeds..........................................................
   Tax Deferral During Accumulation Period.........................................................................
       Policies Which Are MECs.....................................................................................
       Policies Which Are Not MECs.................................................................................
   Survivorship Policies...........................................................................................
   Treatment at Attained Age 100...................................................................................
   Actions to Ensure Compliance with the Tax Law...................................................................
   Federal Income Tax Withholding..................................................................................
   Tax Advice......................................................................................................

DESCRIPTION OF JACKSON NATIONAL NY AND THE SEPARATE ACCOUNT........................................................
   Jackson National Life Insurance Company of NY...................................................................
   Officers and Directors of Jackson National NY...................................................................
   The Separate Account............................................................................................
   Safekeeping of the Separate Account's Assets....................................................................
   State Regulation of Jackson National NY.........................................................................

DISTRIBUTION OF POLICIES...........................................................................................

LEGAL PROCEEDINGS..................................................................................................

LEGAL MATTERS......................................................................................................

REGISTRATION STATEMENT.............................................................................................

EXPERTS............................................................................................................

FINANCIAL STATEMENTS...............................................................................................

APPENDIX...........................................................................................................

                                GLOSSARY OF TERMS

We have capitalized certain terms used in this prospectus. To help you understand these terms, we have defined them in this section.

ACCUMULATION UNIT - An accounting unit of measurement that we use to calculate the value in an investment division.

ALLOCATION DATE - The date we allocate premium from the Money Market Investment Division to the investment divisions elected on the application (or the most recent allocation instructions provided by the policy owner). The Allocation Date is generally 5 days after the end of the Right to Examine Period.

ATTAINED AGE - An Insured's age on the Policy Date plus the number of full years since the Policy Date.

CODE - Internal Revenue Code of 1986, as amended.

DAILY DEDUCTION - The amount deducted on a daily basis when calculating the value of an Accumulation Unit. It represents the mortality and expense risk charge, administrative charge, and tax charge.

DEATH BENEFIT PROCEEDS - The amount we will pay to the beneficiary(ies) under the policy upon the death of the Insured in the case of a Single Life Policy and the death of the last surviving Insured in the case of a Survivorship Policy.

DEATH BENEFIT - The greater of the initial death benefit as shown in your policy, reduced by any decrease in coverage or partial withdrawal, plus any increase in coverage due to additional premium; or the Minimum Death Benefit at the date of death, less any Debt, and less any overdue cost of insurance charge and policy maintenance charge if the Insured dies during the Grace Period.

DEBT - The sum of all unpaid policy loans and accrued interest.

EARNINGS - Your Policy Value reduced by Remaining Premium.

FIXED ACCOUNT - An allocation option under the policy that earns an annually declared rate of interest of not less than 3%. Assets allocated to the Fixed Account are part of our general account.

GRACE PERIOD - The 61-day period during which your policy remains in force after we send you written notice that your policy will lapse if you do not make an additional payment.

INSURED - A person whose life is insured under the policy. Single Life Policies have one Insured and Survivorship Policies have two Insureds.

ISSUE DATE - The date Jackson National NY issued your policy and from which we measure contestability periods. It may be later than the Policy Date.

LOAN ACCOUNT - An account established as part of our general account for amounts transferred from the investment divisions and/or the Fixed Account as security for your policy loans.

MATURITY DATE - The Policy Anniversary on or after the Insured's 100th birthday.

MINIMUM DEATH BENEFIT - Your Policy Value multiplied by the death benefit percentage applicable to the Attained Age as shown in the policy, or if greater, the minimum amount necessary for the policy to stay qualified as life insurance for federal tax purposes.

MONTHLY ANNIVERSARY - The same day in each month as the Policy Date. For those months not having such a day, it is the next Business Day after the last day of that month.

OWNER - The person(s) having the privileges of ownership defined in the policy. The Owner(s) may or may not be the same person(s) as the Insured(s). If your policy is issued pursuant to a retirement plan, your ownership privileges may be modified by the plan.

POLICY ANNIVERSARY - An annual anniversary of the Policy Date.

POLICY DATE - The effective date of insurance coverage under your policy. It is used to determine Policy Anniversaries, Policy Years, and Monthly Anniversaries.

POLICY VALUE - The sum of your values in the Separate Account, the Fixed Account, and the Loan Account.

POLICY YEAR - Each twelve-month period beginning on the Policy Date or any Policy Anniversary.

REMAINING PREMIUM - The total premium paid into the policy reduced by withdrawals of premiums.

RIGHT TO EXAMINE PERIOD - The period of time starting on the Issue Date during which you can cancel your policy. During the Right to Examine Period we will allocate any portion of your initial premium designated for the Fixed Account to that account on the issue date and it will remain there until otherwise instructed by you. Any initial premium designated for the investment divisions will first be allocated to the Money Market Investment Division on the issue date. If you do not cancel your policy during the Right to Examine Period, we will reallocate your premium to the investment divisions according to your instructions on the Allocation Date.

SEPARATE ACCOUNT - JNLNY Separate Account IV, the segregated asset account of Jackson National NY that funds the policies.

SERVICE CENTER - Jackson National Life NY Service Center, P.O. Box 0809, Denver, Colorado 80263-0809, 1-800-599-5651 or IMG Service Center, P.O. Box 30386,
Lansing, Michigan 48909-7886, 1-800-777-7779. You can send express mail to the Jackson National Life NY Service Center at 8055 E. Tufts Avenue, 2nd Floor, Denver, Colorado 80237 or the IMG Service Center at 2900 Westchester Avenue, Purchase, NY 10577.

WITHDRAWAL VALUE - The Policy Value less any applicable withdrawal charge, taxes payable, outstanding policy maintenance charge, and any Debt.

WRITTEN REQUEST - A request in writing received by us at our Service Center that meets our requirements for completeness. A complete Written Request is said to be in good order.

VALUATION DAY - Each Business Day, as used in the Policy, so long as we and the New York Stock Exchange are open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the investment divisions. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange (currently 4:00 p.m. Eastern time) on each Valuation Day and ends at the close of the New York Stock Exchange on the next Valuation Day.

                       YOUR POLICY - QUESTIONS AND ANSWERS

These are answers to questions that you may have about some of the most important features of your policy. The policy is described more fully in the rest of this prospectus. Please read this prospectus carefully. Unless otherwise noted, the description of the policy contained in this prospectus assumes that the policy is in force, that there is no Debt, and that current federal tax laws apply.

1.   WHAT IS A MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY?

The policy permits the Owner to pay a significant initial premium and, subject to restrictions, additional premium. The policy has a Death Benefit, Policy Value, and other features similar to life insurance policies providing fixed benefits. It is a "variable" policy because the Policy Value and the Death Benefit may vary according to the investment performance of the investment divisions to which you allocate your premium and Policy Value. The Policy Value is not guaranteed. The policy provides you with the opportunity to take advantage of any increase in your Policy Value, but you also bear the risk of any decrease.

2.   WHO MAY PURCHASE A POLICY?

We will issue policies on the lives of prospective Insureds that meet our simplified and/or full underwriting standards. You may purchase a Single Life Policy to provide insurance coverage on the life of one Insured or a Survivorship Policy to provide insurance coverage on the lives of two Insureds.

3.   WHAT IS THE DEATH BENEFIT?

Under a Single Life Policy, we will pay the Death Benefit to the beneficiary upon the death of the Insured. Under a Survivorship Policy (also called Last Survivor Policy), we will pay the Death Benefit to the beneficiary upon the death of the last surviving Insured. The Death Benefit is equal to the greater of:

     (1) the initial death benefit shown in your policy, reduced by any decrease in coverage or partial withdrawal, plus any increase in coverage due to additional premium; or

     (2) the Minimum Death Benefit in effect at the date of death;

plus any rider benefits payable, less any Debt, and less any overdue cost of insurance charge and policy maintenance charge if the Insured dies during the Grace Period. Subject to certain requirements, you can increase the Death Benefit by paying additional premium. You can also decrease coverage under certain circumstances. We will refuse to decrease coverage if such decrease would cause the policy to lose its status as life insurance under the Code. A partial withdrawal will cause the Death Benefit to decrease in direct proportion to the reduction in Policy Value. As with a decrease in insurance coverage, we will not permit a partial withdrawal if the decrease in Death Benefit would cause the policy to lose its status as life insurance under the Code.

4.   HOW IS MY POLICY VALUE DETERMINED?

At your request, your premium is allocated to one or more of the investment divisions and/or allocated to the Fixed Account. Your Policy Value is the sum of the values of your interests in the Separate Account, the Fixed Account, and the Loan Account. Your Policy Value will depend on the investment performance of the investment divisions and the amount of interest we credit to the Fixed Account and the Loan Account, as well as the premium paid, amount withdrawn, and charges assessed. We do not guarantee a minimum Policy Value on the portion of your premium allocated to the Separate Account.

5.   WHAT IS THE PREMIUM FOR THIS POLICY?

Your initial premium must be at least $10,000. If you choose, you may pay additional premium of at least $1,000 each, subject to the restrictions described in this prospectus. We may require you to complete a new application and provide evidence of insurability if an increase in the Death Benefit would result from additional premium. We will refuse to accept, or we will refund with applicable earnings, any additional premium to the extent that it would cause the policy to lose its status as life insurance under the Code. However, we will not require evidence of insurability for one additional premium of your choice, even if it would increase the Death Benefit of your policy, as long as the additional premium does not exceed the lesser of $5,000 or 10% of your initial premium.

6.   WHEN IS MY POLICY EFFECTIVE?

Your policy is effective on the Policy Date. If your application is approved, your policy will be effective and your life insurance coverage will begin on the date that we received your application and initial premium. If you did not submit your initial premium with your application, we will require you to pay your initial premium at or before issuance in order for the policy to become effective. Insurance coverage will not begin and the policy will not be issued until we receive your premium. We will begin to deduct the policy charges as of the Policy Date.

The Issue Date marks the end of underwriting and the beginning of the Right to Examine Period. We will allocate your premium as described below in "7. How is my premium allocated".

While your application is in underwriting, if you have paid your initial premium, we may provide you with temporary life insurance coverage in accordance with the terms of our conditional receipt.

If we reject your application, we will not issue you a policy. We will return any premium you paid, adding interest if required in your state. We will not subtract any policy charges from the amount we refund to you.

7.   HOW IS MY PREMIUM ALLOCATED?

When you apply for the policy, you specify in your application how to allocate your premium among the investment divisions and the Fixed Account. You must use whole number percentages and the total allocation must equal 100%. The minimum allocation percentage per allocation option is 1%. We will allocate any additional premium according to those percentages until you give us new written instructions. You may allocate your premium and Policy Value to up to 21 allocation options at any one time. In the future, we may change these limits. We will allocate any portion of your initial premium designated for the Fixed Account to that account on the Issue Date and it will remain there until otherwise instructed by you. Any initial premium designated for the investment divisions will first be allocated to the Money Market Investment Division on the Issue Date.

We will reallocate the amount in the Money Market Investment Division among the investment divisions in accordance with your instructions, at the end of the Allocation Date. As a general rule, any additional premium will be allocated to the investment divisions and the Fixed Account as of the date your premium is received at our Service Center.

You may transfer Policy Value among the investment divisions and the Fixed Account by writing to us or calling the service center listed on the front page. You may not make any transfer that would cause your Policy Value to be allocated to more than 21 allocation options at any one time. While you may transfer amounts from the Fixed Account, certain restrictions apply. For more information, see "Transfer of Policy Value" and "Transfers Authorized by Telephone."

You may also use our dollar cost averaging program or our asset rebalancing program. Under the dollar cost averaging program, amounts are automatically transferred to the investment divisions at regular intervals from the allocation option of your choice. For more information, see "Dollar Cost Averaging." Under the asset rebalancing program, you can periodically adjust the percentage of your Policy Value allocated to each investment division to maintain a pre-set level. Investment results will shift the balance of your Policy Value allocations. If you elect asset rebalancing, we automatically transfer your Policy Value according to the specified percentages at the frequency you specify. For more information, see "Asset Rebalancing."

8.   WHAT ARE THE ALLOCATION OPTIONS UNDER THE POLICY?

You can allocate and reallocate your Policy Value among the investment divisions and the Fixed Account. The Fixed Account earns a guaranteed minimum annual interest rate of 3%. Each investment division invests in a single portfolio. The policy currently offers the following portfolios as underlying investments:

JNL/Alger Growth Series
JNL/Alliance Growth Series

JNL/Eagle Core Equity Series
JNL/Eagle Small Cap Equity Series
JNL/JP Morgan Enhanced S&P(R)500 Stock Index Series
JNL/Janus Aggressive Growth Series
JNL/Janus Balanced Series
JNL/Janus Capital Growth Series
JNL/Oppenheimer Global Growth Series
JNL/Oppenheimer Growth Series
JNL/Putnam Growth Series
JNL/Putnam International Equity Series
JNL/Putnam Midcap Growth Series
JNL/Putnam Value Equity Series
JNL/S&P Conservative Growth I Series
JNL/S&P Moderate Growth I Series
JNL/S&P Aggressive Growth I Series
JNL/S&P Very Aggressive Growth I Series
JNL/S&P Equity Growth I Series
JNL/S&P Equity Aggressive Growth I Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Bond Series
PPM America/JNL Money Market Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL U.S. Government and Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL Mid-Cap Growth Series
T. Rowe Price/JNL Value Series

Each portfolio holds its assets separately from the assets of the other portfolios. Each portfolio has distinct investment objectives and policies, which are described briefly in this prospectus and in more detail in the accompanying prospectuses for the portfolios.

9.   MAY I TAKE OUT A POLICY LOAN?

Yes, you may borrow money after your allocation date. You may borrow up to 90% of the Withdrawal Value of your policy. We offer two types of loans - preferred loans are loans against Earnings, while all other loans are regular loans. In most instances, under this form of policy, loans are treated as distributions for federal tax purposes. Therefore, you may incur tax liabilities if you take out a policy loan. For more information, see "Policy Loans" and "Policies Which Are MECs."

10.  WHAT CHARGES ARE DEDUCTED FROM MY POLICY VALUE?

The mortality and expense risk charge, administrative charge, and tax charge are together referred to as the Daily Deduction and are deducted from the Unit Values of the investment divisions beginning on the Policy Date. We apply the Daily Deduction in calculating the value of Accumulation Units of each investment division to compensate Jackson National NY for its expenses incurred and certain risks assumed under the policy. The mortality and expense charge is calculated at an annual rate equal to .90% during Policy Years 1-10 and .80% thereafter. We deduct the administrative charge from the investment divisions at an annual rate equal to .30% during Policy Years 1-10 and .15% thereafter. We deduct the tax charge from the investment divisions at an annual rate equal to
 .40% during Policy Years 1-10.

We deduct the initial cost of insurance charge applicable to your policy from the Policy Value on the Issue Date and, thereafter, on each Monthly Anniversary of the Policy Date. If the Monthly Anniversary date would fall on either the 29th, 30th or 31st of the month, and the month does not have those days, the cost of insurance charge will be taken on the next business day after the last day of that month. The charge is taken from the investment divisions and the Fixed Account on a proportional basis.

If your Policy Value is less than $50,000 on a Policy Anniversary, we will deduct a policy maintenance charge of $35 from your Policy Value on that Policy Anniversary. The charge is taken from the investment divisions and the Fixed

Account on a proportional basis. If you make a full withdrawal on a date other than the Policy Anniversary, we will deduct any applicable policy maintenance charge from that amount.

We impose a withdrawal charge on certain withdrawals of your Policy Value to cover a portion of the premium taxes we incur on your behalf and a portion of the sales expenses we incur in distributing the policies. These sales expenses include agents' commissions, advertising, and the printing of prospectuses. If you make a withdrawal within 9 twelve-month periods of paying a premium (each twelve-month period is referred to as a "premium year"), we may assess a withdrawal charge as a percentage of premium withdrawn as shown below:

---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
Premium Year                    1       2        3        4        5        6        7       8        9     Thereafter
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
Withdrawal Charge              9%       8%      7%       6%       5%       4%       3%       2%      1%          0%
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------

The withdrawal charge does not apply after nine premium years. You may make certain withdrawals free of any withdrawal charge each Policy Year.

You may make 15 transfers free of charge in any Policy Year. Thereafter, we will deduct a charge of $25 per transfer from the transferred amount before allocating it to the allocation option(s) you have requested.

We may charge a fee of up to $25 for each additional illustration you request (after the first request) in a Policy Year.

We do not currently assess a charge for federal, state, or other taxes that may be attributable to the operations of the Separate Account, but we reserve the right to do so in the future.

The charges assessed under the policies are summarized in the table called "Policy Charges and Deductions" and described in more detail in "Charges and Deductions."

In addition to the charges under the policies, each portfolio deducts amounts from its assets to pay its management fees and other expenses. The prospectuses for the portfolios describe these charges and expenses in more detail. WE MAY RECEIVE COMPENSATION FROM THE INVESTMENT ADVISERS OR ADMINISTRATORS OF THE PORTFOLIOS. SUCH COMPENSATION WILL BE CONSISTENT WITH THE SERVICES WE PROVIDE OR THE COST SAVINGS RESULTING FROM THE ARRANGEMENT AND THEREFORE MAY DIFFER FROM PORTFOLIO TO PORTFOLIO.

11.  DO I HAVE ACCESS TO THE VALUE OF MY POLICY?

The value of your policy is available to you through loans and withdrawals. The maximum amount of any loan taken is 90% of your Withdrawal Value as of the date we grant the loan. You may also withdraw all or part of the Withdrawal Value of your policy. Upon a full withdrawal, life insurance coverage under your policy will end. The minimum amount of a partial withdrawal is $500. If your Policy Value is less than $500 at the time of your request, we will treat your request as a request for a full withdrawal. We may waive or change this limit. For more information, see "Withdrawals" and "Federal Tax Considerations."

12.  WHAT ARE THE TAX CONSEQUENCES OF BUYING THIS POLICY?

Your policy is structured to meet the definition of life insurance under the Code. We may need to limit the amount of premium you pay under the policy to ensure that your policy continues to meet that definition.

In most circumstances, your policy will be considered a "modified endowment contract," which is a form of life insurance contract under the Code. Special rules govern the tax treatment of modified endowment contracts. Under current tax law, death benefit payments under modified endowment contracts, like death benefit payments under other life insurance contracts, generally are excluded from the gross income of the beneficiary. Withdrawals and policy loans, however, are treated differently. Amounts withdrawn and policy loans are treated first as income, to the extent of any gain, and then as a return of premium. The income portion of the distribution is includable in your taxable income. Also, an additional ten percent penalty tax is generally imposed on the taxable portion of amounts received before age 59 1/2. For more information on the tax treatment of the policy, see "Federal Tax Considerations" and consult your tax adviser.

13.  CAN I RETURN THIS POLICY AFTER IT HAS BEEN ISSUED?

You may cancel your policy by returning it to us within twenty days after you receive it. If your policy was purchased as a replacement, you may return it to us within sixty days after you receive it. If you return your policy during the Right to Examine Period, the policy terminates and we will refund your premium, less any outstanding policy loans and any partial withdrawal.

14.  WHEN DOES COVERAGE UNDER THE POLICY END?

Unless you make a full withdrawal at an earlier date, your policy will remain in force until a lapse occurs at the end of the Grace Period, we pay the Death Benefit under the policy, or the Policy reaches the Maturity Date.

With respect to lapse, the policy will enter a Grace Period if the Withdrawal Value of your policy is $0 or less, or, upon a failure to pay loan interest, the Debt equals or exceeds the Policy Value less any applicable withdrawal charge in effect at that time. The policy will terminate at the end of the Grace Period unless you pay an amount sufficient to keep the policy in force. That amount is the minimum amount that will pay at least two months of the cost of insurance charge and any policy maintenance charge due before the end of the Grace Period. If we do not receive that amount by the end of the Grace Period, the policy will lapse without value and coverage under the policy will end.

15. CAN I GET AN ILLUSTRATION TO HELP ME UNDERSTAND HOW POLICY VALUES CHANGE WITH INVESTMENT EXPERIENCE?

At your request, we will provide you with a free personalized illustration explaining future benefits under a policy. We reserve the right to charge a fee of up to $25 for each additional illustration in any Policy Year. The illustration will be personalized to reflect the Insured(s)' age, sex, underwriting classification and proposed initial premium. The illustrated Policy Value, Withdrawal Value, and Death Benefit will be based on certain hypothetical assumed rates of return for the Separate Account. Your actual investment experience will differ and as a result the actual values under your policy at any time may be higher or lower than those illustrated. The personalized illustrations follow the methodology and format of the hypothetical illustrations that we filed with the Securities and Exchange Commission in the registration statement.

                                FEES AND EXPENSES

The following tables are designed to help you understand the fees and expenses that you bear, directly or indirectly, as an Owner. The first table describes the policy charges and deductions you bear directly under the policy. The second table describes the fees and expenses of the portfolios that you bear indirectly when you purchase a policy. It shows historical expenses of the portfolios as a percentage of net assets after fee waivers and expense reimbursements, if applicable, for the year ended December 31, 2000, unless otherwise indicated.

                          POLICY CHARGES AND DEDUCTIONS

TRANSACTION CHARGES

     Withdrawal Charge              9% of premium declining to 0% of premium(1)
     Transfer Charge                $25 per transfer in excess of 15 each Policy Year
     Illustration Charge            $25 per illustration in excess of 1 each Policy Year

POLICY VALUE CHARGES(2)

     Policy Maintenance Charge(3)   $35 annually deducted on each Policy Anniversary


     Single Life Cost of Insurance Charge(4)    Current          Guaranteed
         Policy Years 1-10                      .65%             Ranges per month from $0.0800 per $1,000
                                                                 net amount at risk to $83.33 per $1,000 net
                                                                 amount at risk
         Policy Years 11 and thereafter         .55%

     Survivorship Cost of Insurance Charge(4)   Current          Guaranteed

         All Policy Years                       .30%             Ranges per month from $0.0000750 per
                                                                 $1,000 net amount at riskto $83.33 per
                                                                 $1,000 net amount at risk

SEPARATE ACCOUNT CHARGES(5)

     Mortality and Expense Charge       .90% annually during Policy Years 1-10 and .80% annually thereafter
     Administrative Charge              .30% annually during Policy Years 1-10 and .15% annually thereafter
     Tax Charge                         .40% annually during Policy Years 1-10


(1) The withdrawal charge declines from 9% of premium during the first twelve-month period after you pay a premium to 0% in the tenth twelve-month period following a premium payment. This charge only applies to premium withdrawn, not to withdrawals of Earnings or of the free withdrawal amount. Each Policy Year an amount of up to the greater of 10% of any Remaining Premium paid as of the Valuation Day that the request for withdrawal is received, less any previous withdrawals taken during that Policy Year, or 100% of Earnings may be withdrawn without incurring a withdrawal charge. Withdrawals during the Policy Year in excess of this amount may be subject to a withdrawal charge. The amount available for a free withdrawal is not cumulative and expires at the end of each Policy Year.

(2) These charges are deducted from the investment divisions and the Fixed Account on a proportional basis.

(3) The policy maintenance charge is currently waived for policies with $50,000 or more of Policy Value.

(4) The current cost of insurance charge will never exceed the guaranteed cost of insurance charge shown in the policy. The current cost of insurance charge is computed based on the Policy Value and deducted monthly by the cancellation of Accumulation Units. Current charges vary by smoker status and the duration of the Policy. The guaranteed cost of insurance charge is calculated based on the net amount at risk. The net amount at risk is the excess of the Death Benefit (discounted for one month's interest) over the Policy Value. The guaranteed cost of insurance charges vary based on

     Attained Age in the case of a Single Life Policy and rates that reflect the Attained Ages of the Insureds for each Policy Year in the case of a Survivorship Policy, as well as sex, smoking status of the Insured(s) and substandard rating.

(5) These charges are deducted on a daily basis, reflected in the value of Accumulation Units for the investment divisions, and shown as an annualized percentage of Policy Value in the Separate Account.

                               PORTFOLIO EXPENSES
              [THERE ARE NO FEE WAIVERS AND EXPENSE REIMBURSEMENTS]

                                                                  Management
                                                                     and            Estimated
                                                                Administration      Distribution       Other         Total Annual
                                                                     Fees          (12b-1) Fees +    Expenses     Portfolio Expenses


JNL/Alger Growth Series                                              1.08%              .02%                0%         1.10%

JNL/Alliance Growth Series                                            .88%              .02%                0%          .90%

JNL/Eagle Core Equity Series                                         1.00%              .04%                0%         1.04%

JNL/Eagle Small Cap Equity Series                                    1.05%              .02%                0%         1.07%

JNL/J.P. Morgan Enhanced S&P 500(R)Stock Index Series                 .90%              .01%                0%          .91%

JNL/Janus Aggressive Growth Series                                   1.05%              .01%                0%         1.06%

JNL/Janus Balanced Series                                            1.05%              .03%                0%         1.08%

JNL/Janus Capital Growth Series                                      1.05%              .01%                0%         1.06%

JNL/Janus Global Equities Series*                                    1.10%              .02%                0%         1.12%

JNL/Oppenheimer Global Growth Series                                 1.05%              .01%++              0%         1.06%

JNL/Oppenheimer Growth Series                                        1.00%              .01%++              0%         1.01%

JNL/Putnam Growth Series                                             1.00%              .01%                0%         1.01%

JNL/Putnam International Equity Series                               1.20%              .05%                0%         1.25%

JNL/Putnam Midcap Growth Series                                      1.05%              .08%                0%         1.13%

JNL/Putnam Value Equity Series                                       1.00%              .02%                0%         1.02%

JNL/S&P Conservative Growth Series I**                                .20%                0%                0%          .20%

JNL/S&P Moderate Growth Series I**                                    .20%                0%                0%          .20%

JNL/S&P Aggressive Growth Series I**                                  .20%                0%                0%          .20%

JNL/S&P Very Aggressive Growth Series I**                             .20%                0%                0%          .20%

JNL/S&P Equity Growth Series I**                                      .20%                0%                0%          .20%

JNL/S&P Equity Aggressive Growth Series I**                           .20%                0%                0%          .20%

PPM America/JNL Balanced Series                                       .85%              .01%                0%          .86%

PPM America/JNL High Yield Bond Series                                .85%              .01%++              0%          .86%

PPM America/JNL Money Market Series                                   .70%                0%                0%          .70%

Salomon Brothers/JNL Global Bond Series                               .95%              .01%+               0%          .96%



                                                                  Management
                                                                     and            Estimated
                                                                Administration      Distribution       Other         Total Annual
                                                                     Fees          (12b-1) Fees +    Expenses     Portfolio Expenses


Salomon Brothers/JNL U.S. Government & Quality Bond Series            .80%              .01%++              0%          .81%

T. Rowe Price/JNL Established Growth Series                           .95%              .02%                0%          .97%

T. Rowe Price/JNL Mid-Cap Growth Series                              1.05%              .01%++              0%         1.06%

T. Rowe Price/JNL Value Series                                       1.00%              .12%                0%         1.12%

     Certain Series pay Jackson National Asset Management, LLC, the adviser, an Administrative Fee of .10% for certain services provided to the JNL Series Trust by Jackson National Asset Management, LLC. The JNL/S&P Series do not pay an Administrative Fee. The Total Series Annual Expenses reflect the inclusion of the Administrative Fee.

     + The Trustees have adopted a Brokerage Enhancement Plan (the "Plan") in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940. The Plan uses the available brokerage commissions to promote the sale of shares of the Trust. While the brokerage commission rates and amounts paid by the Trust are not expected to increase as a result of the Plan, the staff of the Securities and Exchange Commission has taken the position that commission amounts received under the Plan should be reflected as distribution expenses of the Series. The 12b-1 fee is only paid to the extent that the commission is recaptured. The distribution fee noted is an estimate in that it is not possible to determine with accuracy actual amounts that will be received by the Distributor or its affiliate under the Plan.

     + + The Adviser anticipates that the 12b-1 fee will be less than .01%.

     * The JNL/Janus Global Equities Series (the "Series") is not available as an investment option. However, the Series is available as an underlying series of the JNL/S&P Conservative Growth Series I, the JNL/S&P Moderate Growth Series I, the JNL/S&P Aggressive Growth Series I, the JNL/S&P Very Aggressive Growth Series I, the JNL/S&P Equity Growth Series I and the JNL/S&P Equity Aggressive Growth Series I.

     ** UNDERLYING SERIES EXPENSES. The expenses shown above are the annual operating expenses for the JNL/S&P Series. Because the JNL/S&P Series invest in other Series of the JNL Series Trust, the JNL/S&P Series will indirectly bear their pro rata share of fees and expenses of the underlying Series in addition to the expenses shown.

     The total annual operating expenses for each JNL/S&P Series (including both the annual operating expenses for the JNL/S&P Series and the annual operating expenses for the underlying investment divisions) could range from .90% to 1.38%. The table below shows estimated total annual operating expenses for each of the JNL/S&P Series based on the pro rata share of expenses that the JNL/S&P Series would bear if they invested in a hypothetical mix of underlying investment divisions. The adviser believes the expenses shown below to be a likely approximation of the expenses the JNL/S&P Series will incur based on the actual mix of underlying investment divisions. The expenses shown below include both the annual operating expenses for the JNL/S&P Series and the annual operating expenses for the underlying investment divisions. The actual expenses of each JNL/S&P Series will be based on the actual mix of underlying investment divisions in which it invests. The actual expenses may be greater or less than those shown.

         JNL/S&P Conservative Growth Series I.........................  1.134%
         JNL/S&P Moderate Growth Series I.............................  1.151%
         JNL/S&P Aggressive Growth Series I...........................  1.176%
         JNL/S&P Very Aggressive Growth Series I......................  1.180%
         JNL/S&P Equity Growth Series I...............................  1.187%
         JNL/S&P Equity Aggressive Growth Series I....................  1.184%

                   PURCHASING A POLICY AND ALLOCATING PREMIUM

APPLYING FOR A POLICY. You may apply to purchase a policy by submitting a written application to us through one of our authorized agents. We will not issue a policy to insure people who are older than age 90. Before we issue a policy, we require you to submit evidence of insurability satisfactory to us. Acceptance of your application is subject to our underwriting rules. We reserve the right to reject your application for any reason.

In general, we will issue your policy when we have received your initial premium and we have determined that your application meets our underwriting requirements. You would pay the initial premium with your application. If you do not submit your initial premium with your application, we will require you to pay sufficient premium to place your insurance in force at or before issuance. We will not accept your initial premium if the resulting Death Benefit exceeds our then-current limit.

If we approve your application, we begin to deduct policy charges as of the Policy Date. If we reject your application, we will not issue you a policy. We will return any premium you have paid, adding interest if, as, and at the rate, required in your state. We will not subtract any policy charges from the amount we refund to you.

SIMPLIFIED UNDERWRITING. Under our current underwriting rules, proposed Insureds are eligible for simplified underwriting without a medical examination, if the application and initial payment meet our simplified underwriting standards. Simplified underwriting is not available if the initial premium exceeds the limits set in our simplified underwriting standards. Simplified underwriting also is not available if the Insured(s) is(are) between the ages of 0 - 17 or would be more than 80 years old on the Policy Date. For Survivorship Policies, both Insureds must meet our simplified underwriting requirements. See your policy for additional limitations and restrictions related to simplified underwriting.

If your application is approved through simplified underwriting, your policy will be effective and life insurance coverage under the policy will begin when we approve your application and have received your initial premium. If your full initial premium is received with the application, your policy is effective on the date of underwriting approval. If no cash or partial payments received with the application, your policy is effective on the date after underwriting approval when we have received all of your initial premium.

FULL UNDERWRITING. If your application requires full underwriting and we approve your application, your policy will be effective and life insurance coverage will begin when we approve your application and have received your initial premium. If you submit your initial premium with your application, the effective date of your policy will be the date of underwriting approval. Otherwise, we will require you to pay sufficient premium to place your insurance in force at or before issuance and the effective date of your policy will be the date we receive your full initial premium. If you have paid your initial premium while your application is in underwriting, we may provide you with temporary life insurance coverage in accordance with the terms of our conditional receipt.

PREMIUM. You must pay an initial premium to purchase a policy. The minimum initial premium is $10,000. We may waive or change this minimum. If you choose, you may pay additional premium subject to the following conditions:

     (1)  each additional premium must be at least $1,000;

     (2) the premium will not disqualify your policy as life insurance under the Code.

You may also pay additional premium at any time and in any amount necessary to avoid lapse of your policy.

We reserve the right to refuse or refund any amount of premium that would cause the policy to lose its status as life insurance under the Code. We require satisfactory evidence of insurability before accepting any premium that results in an increase in the Death Benefit. However, we will not require evidence of insurability for one additional premium of your choice, even if it would increase the Death Benefit of your policy, as long as the additional premium does not exceed the lesser of $5,000 or 10% of your initial premium.

ALLOCATION OF PREMIUM. We will allocate any portion of your initial premium designated for the Fixed Account to that account on the issue date and it will remain there until otherwise instructed by you. Any initial premium designated for the investment divisions will first be allocated to the Money Market Investment Division on the issue date. If we receive subsequent premium designated for the investment divisions before the Allocation Date it will be placed in the Money Market Investment Division until the Allocation Date.

You may cancel your policy by returning it to us within twenty days after you receive it. If your policy was purchased as a replacement, you may return it to us within sixty days after you receive it. If you return your policy during the Right to Examine Period, the policy terminates and we will refund your premium less any outstanding policy loans and any withdrawal. If you do not return the policy, we reallocate the amount in the Money Market Investment Division to the investment divisions in accordance with your instructions on the allocation date after the Right to Examine Period. Any premium allocated to the Fixed Account will remain in the Fixed Account until you request a permitted reallocation or transfer.

You must specify your allocation percentages in your application. Percentages must be in whole numbers and the total allocation must equal 100%. The minimum allocation percentage per allocation option is 1%. We allocate any additional premiums according to those percentages until you give us new allocation instructions. You may allocate your premium to up to 21 allocation options at any given time. You may add or delete investment divisions and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause your Policy Value to be allocated to more than 21 allocation options at any one time. We may change these limits in the future.

We generally allocate your additional premium to the investment divisions and the Fixed Account as of the date your premium is received at our Service Center. If an additional premium results in an increase in the Death Benefit and thus requires underwriting, however, we may delay allocation until we have completed underwriting. At that time, we will follow the allocation instructions in our file unless you send us new allocation instructions with your payment.

POLICY VALUE. Your Policy Value is the sum of the value of your interests in the Separate Account, the Fixed Account, and the Loan Account. Your Policy Value may increase or decrease daily to reflect the performance of the investment divisions you have chosen, the addition of interest credited to the Fixed Account and the Loan Account, the addition of premium, and the subtraction of withdrawals, interest, and charges assessed. There is no minimum guaranteed Policy Value.

We make all valuations in connection with the policy, other than the initial premium and additional premium requiring underwriting, on the day the premium or your transaction request is received at our Service Center, if that day is a Valuation Day. Otherwise, we make that determination on the next succeeding day that is a Valuation Day.

ACCUMULATION UNIT VALUE. We measure your Policy Value in the Separate Account by determining the value of the Accumulation Units that we credit to your policy. When you invest in an investment division, we credit your policy with Accumulation Units in that investment division. The number of Accumulation Units we credit equals the amount invested in the investment division divided by the value of the investment division's Accumulation Units on the Valuation Day that the allocation is made. The number of Accumulation Units we credit increases when premium is allocated to the investment division, amounts are transferred to the investment division, and loan repayments are credited to the investment division. The number decreases when certain charges are deducted from the investment division (for example, the cost of insurance charge, policy maintenance charge, and withdrawal charge), a loan is taken from the investment division, a transfer is made to another allocation option, or a withdrawal is made. However, these adjustments do not affect the value of an Accumulation Unit.

The value of an Accumulation Unit for each investment division varies to reflect the investment experience of the corresponding portfolio and the deduction of certain charges and expenses. We set the value of an Accumulation Unit at $10 when each investment division is established. Thereafter, on each Valuation Day, we determine the value of an Accumulation Unit for each of the investment divisions as follows:

     (1) Determine the total value of assets in the investment division;
     (2) Subtract from that amount any Daily Deduction; and
     (3) Divide the result by the number of outstanding Accumulation Units.

You should refer to the prospectuses for the portfolios for a description of how the assets of each portfolio are valued since that determination directly affects the investment experience of the corresponding investment division and, therefore, your Policy Value.

TRANSFER OF POLICY VALUE. You may request a transfer of Policy Value among the investment divisions and the Fixed Account in writing or by telephone after the allocation date and we have reallocated the amount in the Money Market Investment Division according to your instructions. You may transfer all or a portion of your value from one investment division to another investment division or to the Fixed Account. You may make one transfer from the Fixed Account to any investment division each Policy Year. This transfer from the Fixed Account may not exceed the greater of $5,000 or 25% of your value in the Fixed Account.

Within 24 months after the Issue Date while this policy is in force, you may transfer all amounts in the Investment Divisions into the Fixed Account without a Transfer Charge, and without evidence of insurability if such evidence would have been normally required. This option may be exercised only once, and once exercised, any subsequent transfer is subject to the conditions summarized below.

You may not have Policy Value allocated to more than 21 allocation options at one time. We will not perform a transfer that would cause your policy to exceed that limit. We may change this limit in the future.

As a general rule, we only make transfers on Valuation Days. If we receive your request on one of those days, we make the transfer that day. Otherwise, we make the transfer on the next day that is a Valuation Day. We process transfers at the price next computed after we receive your transfer request.

We charge $25 for each transfer in excess of 15 during a Policy Year, which is exclusive of any allocation date transfers. Transfers pursuant to the dollar cost averaging or asset rebalancing program do not count against the number of free transfers and will be made at the intervals you have selected in accordance with the procedures and requirements we establish. We reserve the right to change, terminate, limit, or suspend the transfer provisions at any time. If we limit the transfer privileges, you may need to make a partial withdrawal to access the Policy Value in the investment division from which you sought a transfer.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, unless you advise us in writing not to accept telephone transfer instructions. The cut-off time for telephone transfer requests is 4:00 p.m. Eastern time. Timely requests are processed on that day at that day's price.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we will ask you to provide identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses. We may change, terminate, limit, or suspend the telephone transfer privilege at any time without notice.

DOLLAR COST AVERAGING AND OTHER PERIODIC TRANSFERS. Under our dollar cost averaging program, you may authorize us to periodically transfer a fixed dollar amount from the Fixed Account or one of the investment divisions to the investment division(s) of your choice. Any election under dollar cost averaging must be for a period of at least twelve months. The minimum transfer amount of the dollar cost averaging program is $100 monthly, quarterly, semi-annually, or annually as long as it is for a period of at least 12 months. The minimum initial balance required in the Fixed Account or the investment division from which transfers will be made is $5,000.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from an investment division with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile investment division.

Your request to participate in this program will be effective when we receive your completed request form at our Service Center. Call or write us for a copy of the request form and additional information concerning the program. We may change, terminate, limit, or suspend dollar cost averaging at any time.

ASSET REBALANCING. Asset rebalancing allows you to readjust the percentage of your Policy Value allocated to each investment division to maintain a pre-set level of investment in various market segments. Over time, the variations in each investment division's investment results will shift the balance of your Policy Value allocations. Under the asset rebalancing program, we automatically transfer your Policy Value, back to the percentages you specify in accordance with procedures and requirements that we establish. All of your Policy Value allocated to the investment divisions must be included in the asset rebalancing program, however, you may not include your interest in the Fixed Account.

You may request asset rebalancing when you apply for your policy or by submitting a completed written request to us at our Service Center. Please call or write us for a copy of the request form and additional information concerning asset rebalancing.

Asset rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Policy Value allocated to the better performing segments. Other investment programs, such as the dollar cost averaging program, may not work in concert with asset rebalancing. Therefore, you should monitor your use of these programs, as well as other transfers or withdrawals, while asset rebalancing is being used. We may change, terminate, limit, or suspend asset rebalancing at any time.

                              THE SEPARATE ACCOUNT

THE PORTFOLIOS. The Separate Account is divided into investment divisions. Each investment division invests in shares of one of the portfolios. Each portfolio is a separate investment series of JNL(R) Series Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). We briefly describe the portfolios below. You should read the current prospectuses for the portfolios for more detailed and complete information concerning the portfolios, their investment objectives and strategies, and the investment risks associated with the portfolios. If you do not have a prospectus for a portfolio, contact us and we will send you a copy.

Each portfolio holds its assets separate from the assets of the other portfolios and each portfolio has its own distinct investment objective and policies. Each portfolio operates as a separate investment fund and the income, gains, and losses of one portfolio generally have no effect on the investment performance of any other portfolio.

JNL/ALGER GROWTH SERIES seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of large, U.S. traded companies.

JNL/ALLIANCE GROWTH SERIES seeks long-term growth of capital by investing primarily in a diversified portfolio of common stocks or securities with common stock characteristics, which include securities convertible into or exchangeable for common stock.

JNL/EAGLE CORE EQUITY SERIES seeks long-term capital appreciation and, secondarily, current income by investing primarily in a diversified portfolio of common stock of U.S. companies that meet the criteria for one of three separate equity strategies - the growth equity strategy, the value equity strategy, and the equity income strategy.

JNL/EAGLE SMALL CAP EQUITY SERIES seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of domestic small capitalization companies with a market capitalization at the time of purchase under $1 billion.

JNL/J.P. MORGAN ENHANCED S&P(R)500 Stock Index Series seeks high total return from a broadly diversified portfolio of equity securities by investing primarily in large and medium capitalization U.S. companies.

JNL/JANUS AGGRESSIVE GROWTH SERIES seeks long-term growth of capital by investing primarily in a diversified portfolio of common stocks of U.S. and foreign companies selected for their growth potential.

JNL/JANUS BALANCED SERIES seeks long-term capital growth, consistent with preservation of capital and balanced by current income. The Series normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential. The Series will normally invest at least 25% of its assets in fixed-income securities. The Fund may invest without limit in foreign securities.

JNL/JANUS CAPITAL GROWTH SERIES seeks long-term growth of capital in a manner consistent with the preservation of capital through a non-diversified portfolio consisting primarily of common stock of U.S. and foreign companies selected for their growth potential. The Series normally invests a majority of its equity assets in medium-sized companies.

JNL/JANUS GLOBAL EQUITIES SERIES seeks long-term growth of capital in a manner consistent with the preservation of capital by investing primarily in a diversified portfolio of common stocks of foreign and domestic issuers. The Series may invest to a lesser degree in other types of securities, including preferred stock, warrants, convertible securities, and debt securities, such as corporate bonds. The JNL/Janus Global Equities Series (the "Series") is not available as an investment option. However, the Series is available as an underlying series of the JNL/S&P Conservative Growth Series I, the JNL/S&P Moderate Growth Series I, the JNL/S&P Aggressive Growth Series I, the JNL/S&P Very Aggressive Growth Series I, the JNL/S&P Equity Growth Series I and the JNL/S&P Equity Aggressive Growth Series I.

JNL/OPPENHEIMER GLOBAL GROWTH SERIES seeks capital appreciation by investing primarily in common stocks of companies in the U.S. and foreign countries.

JNL/Oppenheimer Growth Series seeks capital appreciation by investing mainly in the common stocks of "growth companies." The Series currently focuses on stocks of companies having a large capitalization (currently $12 billion) or mid-capitalization ($2 billion to $12 billion), but this focus could change over time as well as the companies the Series considers to be currently large and mid-capitalization.

JNL/PUTNAM GROWTH SERIES seeks long-term capital growth by investing primarily in a diversified portfolio of common stock of domestic, large-capitalization companies.

JNL/PUTNAM INTERNATIONAL EQUITY SERIES seeks long-term growth of capital through a diversified portfolio consisting primarily of common stocks of non-U.S. companies. The Series normally has at least three countries represented in its portfolio, including both developed and emerging markets.

JNL/PUTNAM MID-CAP GROWTH SERIES seeks capital appreciation by investing mainly in common stocks of U.S. companies with a focus on growth stocks. Growth stocks are issued by companies whose earnings the sub-adviser believes are likely to grow faster than the economy as a whole.

JNL/PUTNAM VALUE EQUITY SERIES seeks capital growth, with income as a secondary objective by investing primarily in a diversified portfolio of equity securities of domestic, large-capitalization companies. For this purpose, equity securities include common stocks, securities convertible into common stock and securities with common stock characteristics, such as rights and warrants. The Series considers a large-capitalization company to be one that, at the time its securities are acquired by the Series, has a market capitalization of $2 billion or greater.

JNL/S&P CONSERVATIVE GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

JNL/S&P MODERATE GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM

America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

JNL/S&P AGGRESSIVE GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

JNL/S&P VERY AGGRESSIVE GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

JNL/S&P EQUITY GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

JNL/S&P EQUITY AGGRESSIVE GROWTH SERIES I seeks capital growth and current income by investing in a diversified group of other Series of the Trust (Underlying Series). The Underlying Series in which the JNL/S&P Conservative Growth Series I may invest are the JNL/Alger Growth Series, JNL/Alliance Growth Series, JNL/Eagle Core Equity Series, JNL/Eagle SmallCap Equity Series, JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/Janus Aggressive Growth Series, JNL/Janus Balanced Series, JNL/Janus Capital Growth Series, JNL/Janus Global Equities Series, JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Value Equity Series, JNL/Putnam Mid-Cap Growth Series, PPM America/JNL Balanced Series, PPM America/JNL High Yield Bond Series, PPM America/JNL Money Market Series, Salomon Brothers/JNL Global Bond Series, Salomon Brothers/JNL U.S. Government & Quality Bond Series, T. Rowe Price/JNL Established Growth Series, T. Rowe Price/JNL Mid-Cap Growth Series, and T. Rowe Price/JNL Value Series.

PPM AMERICA/JNL BALANCED SERIES seeks reasonable income, long-term capital growth and preservation of capital by investing primarily in a diversified portfolio of common stock and fixed-income securities of U.S. companies. The Series may invest in any type or class of security. The anticipated mix of the Series' holdings is approximately 45-75% of its assets in equities and 25-55% in fixed-income securities.

PPM AMERICA/JNL HIGH YIELD BOND SERIES is to provide a high level of current income; its secondary investment objective is capital appreciation by investing in fixed-income securities, with emphasis on higher-yielding, higher-risk, lower-rated or unrated corporate bonds.

PPM AMERICA/JNL MONEY MARKET SERIES seeks to achieve as high a level of current income as is consistent with the preservation of capital and maintenance of liquidity by investing in high quality, short-term money market instruments by investing in high quality, U.S. dollar-denominated money market instruments that mature in 397 days or less.

SALOMON BROTHERS/JNL GLOBAL BOND SERIES seeks a high level of current income. As a secondary objective, the Series seeks capital appreciation. The Series seeks to achieve its objective through a diversified portfolio consisting primarily of fixed income securities of U.S. and foreign issuers.

SALOMON BROTHERS/JNL U.S. GOVERNMENT & QUALITY BOND SERIES seeks to obtain a high level of current income by investing primarily in a diversified portfolio of debt obligations and mortgage-backed securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including collateralized mortgage obligations backed by such securities.

T. ROWE PRICE/JNL ESTABLISHED GROWTH SERIES seeks long-term growth of capital and increasing dividend income by investing primarily in a diversified portfolio of common stocks of well-established growth companies. A growth company is one which (i) has demonstrated historical growth of earnings faster than the growth of inflation and the economy in general, and (ii) has indications of being able to continue this growth pattern in the future.

T. ROWE PRICE/JNL MID-CAP GROWTH SERIES seeks long-term growth of capital by investing primarily in a diversified portfolio of common stocks of medium-sized (mid-cap) U.S. companies which the sub-adviser believes have the potential for above-average earnings growth. The Sub-Adviser defines mid-cap companies as those whose market capitalization, at the time of acquisition by the Series, falls within the capitalization range of companies in the S&P MidCap 400 Index.

T. ROWE PRICE/JNL VALUE SERIES seeks to provide long-term capital appreciation by investing in common stocks believed to be undervalued. Income is a secondary objective. In taking a value approach to investment selection, at least 65% of total assets will be invested in common stocks the portfolio manager regards as undervalued.

We do not promise that the portfolios will meet their investment objectives. Amounts you have allocated to investment divisions may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the portfolios in which those investment divisions invest. You bear the investment risk that those portfolios may not meet their investment objectives. YOU SHOULD CAREFULLY REVIEW THE PORTFOLIOS' PROSPECTUSES BEFORE ALLOCATING AMOUNTS TO THE INVESTMENT DIVISIONS.

We automatically reinvest all dividends and capital gains distributions from a portfolio in shares of that portfolio at net asset value. The income and realized and unrealized gains or losses on the assets of each investment division are separate and are credited to or charged against the particular investment division without regard to income, gains or losses from any other investment division or from any other part of our business. We use the premium you allocate to an investment division to purchase shares in the corresponding portfolio and redeem shares in the portfolios to meet policy obligations or make adjustments in reserves. The portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same portfolio. Although neither we nor any of the portfolios currently foresee any such disadvantages either to variable life insurance or variable annuity contract owners, each portfolio's board of directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a board of directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Owners will not bear the related expenses.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the portfolios held by the investment division to which you have allocated your Policy Value. Under current interpretations, however, you are entitled to give us instructions on how to vote those shares with respect to certain matters. We notify you when your instructions are needed and will provide proxy materials or other information to assist you in understanding the issues. We determine the number of votes for which you may give voting instructions as of the record date set by the relevant portfolio for the shareholder meeting at which the vote will occur.

As a general rule, you are the person entitled to give voting instructions. However, if you assign your policy, the assignee may be entitled to give voting instructions. Retirement plans may have different rules for voting by plan participants. If you send us written voting instructions, we follow your instructions in voting the portfolio shares attributable to your policy. If you do not send us written instructions, we vote the shares attributable to your policy in the same proportion as we vote the shares for which we have received instructions from other Owners. We vote shares that we hold in the same proportion as we vote the shares for which we have received instructions from Owners.

We may, when required by state insurance regulatory authorities, disregard Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the portfolios or to approve or disapprove an investment advisory contract for one or more of the portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Owners to the investment objectives or the investment adviser of the portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the portfolio or would result in the purchase of securities for the portfolio that vary from the general quality and nature of investments and investment techniques utilized by the portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the portfolio shares without obtaining instructions from our Owners and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the portfolios are no longer available for investment by the Separate Account or if, in our judgment, further investment in the shares of a portfolio is no longer preferred, we may add or substitute shares of another portfolio or mutual fund for portfolio shares already purchased or to be purchased in the future. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the investment divisions:

     (a)  to operate the Separate Account in any form permitted by law;

     (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

     (c) to transfer assets from one investment division to another, or from any investment division to our general account;

     (d)  to add,  combine,  or  remove  investment  divisions  in the  Separate
          Account;

     (e) to change the way in which we assess charges, as long as the charges do not exceed the maximum guaranteed charges under the policies; and

     (f) to assess a charge for taxes attributable to the operations of the Separate Account or for other taxes.

If we take any of these actions, we will comply with the then applicable state or federal law and obtain any then necessary regulatory approvals.

                                THE FIXED ACCOUNT

If you select the Fixed Account, your money will be placed with Jackson National NY's other assets. The Fixed Account is not registered with the SEC and the SEC does not review the information we provide to you about the Fixed Account. Your policy contains a more complete description of the fixed accounts.

THE PORTION OF THE POLICY RELATING TO THE FIXED ACCOUNT IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 (1933 ACT) AND THE FIXED ACCOUNT IS NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE 1940 ACT. ACCORDINGLY, NEITHER THE FIXED ACCOUNT NOR ANY INTERESTS IN THE FIXED ACCOUNT ARE SUBJECT TO THE PROVISIONS OR RESTRICTIONS OF THE 1933 ACT OR THE 1940 ACT, AND THE DISCLOSURE REGARDING THE FIXED ACCOUNT HAS NOT BEEN REVIEWED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION. THE STATEMENTS ABOUT THE FIXED ACCOUNT IN THIS PROSPECTUS MAY BE SUBJECT TO GENERALLY APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS REGARDING ACCURACY AND COMPLETENESS.

You may allocate part or all of your premium to the Fixed Account. Under this option, we guarantee the principal amount allocated to the Fixed Account and a minimum rate of interest of 3% that will be credited to the amount in the Fixed Account. From time to time and at our sole discretion, we may set a higher current interest rate applicable to premium and transfers allocated to the Fixed Account during a Policy Year. We may declare different rates for amounts that are allocated to the Fixed Account at different times. We determine interest rates in accordance with a variety of factors.

Amounts allocated to the Fixed Account are part of the general account of Jackson National NY. We invest the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts.

We may delay payment of withdrawals from the Fixed Account for up to 6 months from the date we receive your written withdrawal request. We pay interest on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                           POLICY BENEFITS AND RIGHTS

DEATH BENEFIT. While your policy is in force, we will pay the Death Benefit upon the death of the Insured or, if your policy is a Survivorship Policy, upon the death of the last surviving Insured. Under a Survivorship Policy, you must first notify us of the death of the first Insured to die. We will pay the Death Benefit to the named beneficiary(ies) or, if none survives, to the contingent beneficiary(ies), within seven days. We will pay the Death Benefit in a lump sum or according to one of the optional payment plans described below.

The Death Benefit is equal to the greater of:

     (1) the initial death benefit shown in your policy, reduced by any decrease in coverage or partial withdrawal, plus any increase in coverage due to additional premium; or

     (2) the Minimum Death Benefit in effect at the date of death;

plus any rider benefits payable, less any Debt, and less any overdue cost of insurance charge and policy maintenance charge if the Insured dies during the Grace Period.

We determine the amount of the Death Benefit as of the end of the Valuation Period ending on the Valuation Day before the day we make payment. We pay the Death Benefit proceeds within seven days after we have received due proof of death and all other requirements we deem necessary have been satisfied. From the time of the death of the Insured until the Death Benefit is paid, any amount allocated to the Separate Account is subject to investment risk borne by the beneficiary. During that time, we will credit interest to the Death Benefit as required by applicable law.

After the Issue Date, the Death Benefit can be increased or decreased at your request. However, we reserve the right to limit the number of changes to the Death Benefit each Policy Year. Currently, you may increase your policy's death benefit twice each policy year, and each increase must be at least $5,000. To increase coverage, we require an additional premium and may require a new application requesting the increase and evidence of insurability of the Insured(s) satisfactory to us. We refuse any decrease in coverage that would cause the policy to lose its status as life insurance under the Code. Similarly, we do not permit any partial withdrawal if the resulting decrease in Death Benefit would cause the policy to lose its status as life insurance under the Code.

DEATH BENEFIT PAYMENT OPTIONS. We will pay the Death Benefit in a lump sum or, if the amount payable is at least $2,000, you may choose one of the payment options that we offer. The payment options described below are not available if the beneficiary is an assignee, corporation, partnership, association, trustee, executor, administrator, or fiduciary. We transfer to our general account any amount placed under a payment option so that it will not be affected by the investment performance of the Separate Account. At our discretion, we may declare excess interest in addition to the minimum rate of interest applicable to a particular payment option.

You may request or change a payment option by writing to us at our Service Center before the death of the Insured(s). If no payment option is in effect at the death of the Insured (the last surviving Insured in the case of the Survivorship Policy), the beneficiary may elect a payment option.

The following payment options are available under the policies:

OPTION 1 - BENEFITS AT INTEREST. We pay interest monthly, quarterly, semi-annually, or annually on proceeds left on deposit with us during the lifetime of the beneficiary or for a specified period. Benefits may be withdrawn at any time subject to a minimum payment of $100. We credit interest to unpaid balances at a rate of not less than 4%.

OPTION 2 - PAYMENT FOR A FIXED PERIOD. We pay installments until the proceeds, plus interest, are paid in full. Installments may be paid monthly, quarterly, semi-annually, or annually and the minimum payment is $50. The rate per $1,000 of the monthly payment is shown in the Payment Option Table in the policy. The present value of any unpaid balance may be withdrawn at any time. If the beneficiary dies before all guaranteed payments have been made, the present value of any remaining guaranteed payments will be paid to the payee designated by the beneficiary, or if none, to the beneficiary's estate. We credit interest at a rate of not less than 3%.

OPTION 3 - LIFE INCOME. We pay benefits monthly, quarterly, semi-annually, or annually during the lifetime of the beneficiary, subject to satisfactory proof of the age of the beneficiary. A minimum payment under this option is $50. The rate per $1,000 of the monthly payment is shown in the Payment Option Table in the policy. The minimum number of payments may be guaranteed. If no guarantee period is selected, payments stop when the beneficiary dies. If the beneficiary dies before all guaranteed payments have been made, the present value of any remaining guaranteed payments are paid to the payee designated by the beneficiary, or if none, to the beneficiary's estate. We credit interest at a rate of not less than 3%.

If no payment option is elected, monthly income payments will be made in accordance with Option 3, a lifetime payment with a 120 or 240 month period certain.

OPTIONAL INSURANCE BENEFITS. You may ask to add one or more riders to your policy to provide additional optional insurance benefits. We may require evidence of insurability before we issue a rider to you. If there is any charge for such a rider, we will deduct such charges as part of the Monthly Deduction. The IRS generally has provided no guidance as to when a charge against the policy value of a life policy for a rider benefit, and in particular for a rider benefit that could reduce the death benefit upon some form of illness, may (or may not) be treated as a withdrawal or distribution of the amount of such charge from the life policy for federal tax purposes. For more information about the tax treatment of such deemed distributions, see "Federal Tax Considerations" and consult your tax adviser. For more information concerning what options we may offer and their operation and costs, please ask your sales representative or contact us at our Service Center. At our discretion we may offer riders or stop offering any Rider at any time.

We currently offer only the following two riders for this policy, and they are added to the policy automatically and at no cost to you:

Accelerated Living Benefit Rider. The rider waives Withdrawal charges on a partial withdrawal of up to 25% of the Policy Value if the Insured is diagnosed with one of certain specified conditions. As with all partial withdrawals, the Death Benefit is decreased by an amount proportional to the decrease in the Policy Value. The partial withdrawal will be taken from the Fixed Account and the investment divisions in proportion to their then current value, unless you request otherwise.

Terminal Illness Benefit Rider - The rider permits you to request between 25% and 100% of the Death Benefit (or $250,000, if less) in cash if the Insured is terminally ill, as defined under the rider. The Death Benefit will be reduced by the dollar amount requested. All other values under the policy will be reduced proportionately.

The benefits under these two riders may qualify as tax-free benefits under special exclusions for federal income tax purposes. Therefore, before taking any such benefits, you should consult a qualified tax adviser.

POLICY LOANS. While the policy is in force and not in the Grace Period and after the allocation date you may borrow money from us using the policy as the only security for your loan. Loans have priority over the claims of any assignee or any other person. You may borrow up to 90% of the Withdrawal Value of your policy as of the end of the Valuation Period in which we grant your loan request. The minimum loan amount is $500.00.

When we make a policy loan to you, we transfer to the Loan Account a portion of the Policy Value equal to the loan amount. We process the loan pro rata from the investment divisions and the Fixed Account, unless you instruct us otherwise in writing. We credit interest to the Loan Account at the minimum guaranteed rate shown in your policy. On each Policy Anniversary, the value of the Loan Account is set equal to the Debt. Accordingly, we transfer to the Loan Account an amount of Policy Value equal to the amount by which the Debt exceeds the value of the Loan Account. Similarly, if the value in the Loan Account exceeds Debt, we transfer the excess from the Loan Account to the investment divisions and the Fixed Account on a proportional basis.

We offer two types of loans. Preferred loans are loans against Earnings. The interest rate credited to the Loan Account for a preferred loan is currently 6%. All other loans are regular loans, which currently earn 4% interest. For purposes of determining the type of loan taken, each loan is treated as coming first from Earnings and then from premium. The amount of Preferred loans and regular loans will be determined on each Policy Anniversary.

Every loan accrues interest daily at a declared annual rate not to exceed 6%. Interest on policy loans is due on each Policy Anniversary and is added to the loan principal if not paid when due.

While the policy is in force, you may repay all or part of a policy loan without any penalty. To repay a loan in full, the loan repayment must equal the Debt. If you intend a payment to be a loan repayment rather than additional premium, you must clearly identify the payment as such or we treat it as additional premium. We first apply all loan repayments to any regular loans you may have taken. When we receive a loan repayment, we transfer an equal amount from the Loan Account to the investment divisions and Fixed Account on a proportional basis.

A policy loan, whether or not repaid, will have a permanent effect on your Policy Value because the investment results of each investment division and the interest paid on the Fixed Account will apply only to the amounts remaining in those accounts. The longer a loan is outstanding, the greater the effect is likely to be. The effect could be favorable or unfavorable. If the investment divisions and/or Fixed Account earn more than the annual interest rate for amounts held in the Loan Account, your Policy Value will not increase as rapidly as it would if you had not taken a policy loan. If the investment divisions and/or Fixed Account earn less than that rate, then your Policy Value will be greater than it would have been if you had not taken a policy loan. Also, if you do not repay a policy loan, your Debt will be subtracted from the Death Benefit and Withdrawal Value otherwise payable.

In addition, you may realize taxable income when you take a policy loan. In most instances, a single premium policy is treated as a MEC for federal tax purposes. As a result, policy loans are treated as withdrawals for tax purposes, and the amount of the loan equal to any increase in your Policy Value may be treated as taxable income to you. In addition, you may also incur an additional 10% percent penalty tax. You should also be aware that interest on policy loans is generally not deductible. Before you take a policy loan, you should consult your tax adviser and carefully consider the potential impact of a policy loan on your rights and benefits under the policy.

WITHDRAWALS. While your policy is in force, you may withdraw all or part of your Withdrawal Value by sending a written request to our Service Center. The Withdrawal Value equals the Policy Value less any applicable withdrawal charge, taxes payable, the policy maintenance charge, and any Debt.

For a full withdrawal, the policy or a lost policy affidavit must be received at our Service Center along with the withdrawal request. We then pay you the Withdrawal Value determined as of the end of the Valuation Period during which we receive your written request for withdrawal. Your policy terminates on the day we receive your written request. We generally will pay you the Withdrawal Value of the policy within seven days of our receiving your complete written request or on the effective withdrawal date you have requested, whichever is later.

You may receive a portion of the Withdrawal Value by making a partial withdrawal from your policy. Your written request for a partial withdrawal will be effective on the day we receive it at our Service Center, or, if not a Valuation Day, the next day that is a Valuation Day. We pay you the amount requested less any applicable withdrawal charge. The minimum partial withdrawal amount is $500 or the entire value of your policy if less. Unless you request otherwise, we process the partial withdrawal from the investment divisions and the Fixed Account in proportion to each one's respective value at the time.

A partial withdrawal reduces the Death Benefit under your policy as well as the Policy Value. We reduce the Death Benefit by an amount proportionate to the reduction in the Policy Value caused by the partial withdrawal. Partial withdrawals are not permitted to the extent that the Death Benefit reduction would cause the policy to lose its status as life insurance under the Code.

A withdrawal may give rise to taxable income and we recommend that you consult your tax adviser before making a withdrawal. The tax consequences of making a withdrawal are discussed in "Federal Tax Considerations."

STATUS OF POLICY AT ATTAINED AGE 100. The policies terminate on the Maturity Date, which is the Policy Anniversary after the Insured attains age 100. On the Maturity Date, we will pay you the Withdrawal Value of your policy.

Termination and Grace Period. Your policy will terminate and life insurance coverage will end when one of the following events first occurs:

     (a)  you make a full withdrawal under your policy;
     (b)  the Grace Period ends and your policy lapses;
     (c) the Insured dies, in the case of the Single Life Policy, and the last surviving Insured dies in the case of the Survivorship Policy; or
     (d)  your policy reaches its Maturity Date.

Your policy will enter the Grace Period if your Withdrawal Value is $0 or less or if, at any time, Debt equals or exceeds the Policy Value less any applicable withdrawal charge. The Grace Period begins on the day after we send you and any assignee notice of the amount necessary to keep your policy in force. The policy will terminate unless you pay that amount, which is equal to at least two months of the cost of insurance charge and any policy maintenance charge due before the end of the Grace Period. If you do not pay that amount by the end of the Grace Period, your policy will lapse without value and coverage will end.

The policy will continue in effect through the Grace Period. If the Insured or last surviving Insured, as applicable, dies during the Grace Period, we will pay a Death Benefit in accordance with your instructions. However, we will reduce the proceeds by any overdue cost of insurance charge and policy maintenance charge.

REINSTATEMENT. If your policy lapses, you may apply for reinstatement of the policy within three years of the date of lapse and before the Maturity Date by sending a written request to our Service Center. We will require satisfactory evidence of the insurability of the Insured(s) at the same risk classification as at the time of issuance of the policy. The reinstatement amount (or charge) must be sufficient to cover all past due cost of insurance charges and any policy maintenance charge assessed during the Grace Period, plus an additional amount sufficient to keep the policy in force for three months after the date of reinstatement. In addition, you must provide payment or agree to the reinstatement of any policy loan, including all past due interest on the loan from the date of lapse to the date of reinstatement. The reinstated loan will be allocated to the Loan Account at that time. The effective date of the reinstatement will be the Valuation Day immediately following our approval of your request for reinstatement.

The Policy Value on the reinstatement date will equal the Policy Value at the time of lapse plus any additional premium that is not considered payment of past due charges or of loan repayments. The portion of the Policy Value not allocated to the Loan Account on the reinstatement date will be allocated to the investment divisions and Fixed Account according to your most recent allocation instructions. The Death Benefit of the reinstated policy cannot exceed the Death Benefit at the time of lapse. The withdrawal charge in effect upon reinstatement will be the withdrawal charge that existed on the date of lapse.

A Survivorship Policy may be reinstated only if both Insureds are still alive or, if only one Insured is alive, the lapse occurred after the death of the first Insured.

RIGHT TO EXAMINE THE POLICY. You may cancel your policy by returning it to us within twenty days after you receive it. If your policy was purchased as a replacement, you may return it to us within sixty days after you receive it. If you return your policy, the policy terminates and we will pay you an amount equal to your premium less any outstanding loans and any withdrawals. We will pay the refund within seven days of receiving your request and the policy. No withdrawal charge is imposed upon return of a policy within the Right to Examine Period.

POSTPONEMENT OF PAYMENT. We may defer for up to fifteen days the payment of any amount attributable to premium paid by check to allow the check a reasonable time to clear. We ordinarily pay any amount attributable to your Policy Value allocated to the Separate Account within seven days, except that we may suspend or postpone any transfers or payments to or from the investment divisions if any of the following events occur:

     (1) The New York Stock Exchange is closed (other than customary weekend and holiday closings).

     (2)  Trading on the New York Stock Exchange is restricted.

     (3) An emergency exists, as determined by the Securities and Exchange Commission, so that it is not reasonably practicable to dispose of the Separate Account's investments or to determine the value of its assets.

     (4) The Securities and Exchange Commission by order so permits for your protection.

In addition, we may delay payment from the Fixed Account for up to six months. We will pay interest on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                             CHARGES AND DEDUCTIONS

We assess charges and deductions under the policies against your value in the investment divisions and the Policy Value generally. Additional charges and expenses are paid out of the portfolios' assets, as described in the prospectuses of the portfolios.

DAILY DEDUCTION. On each Valuation Day, we deduct from the investment divisions the mortality and expense risk charge, administrative charge, and tax charge. These charges are reflected in the value of Accumulation Units of each investment division. Together these charges are called the Daily Deduction.

MORTALITY AND EXPENSE CHARGE. The mortality and expense risk charge compensates Jackson National NY for the mortality and expense risks it assumes in connection with the policies. The mortality risk includes the risk that the cost of insurance charge will be insufficient to meet the claims and risks under the Minimum Death Benefit. We also assume a risk that on the Monthly Anniversary preceding the death of an Insured the Death Benefit will exceed the amount on which the cost of insurance charges were based. The expense risk is the risk that expenses incurred in issuing and administering the policies will exceed the administrative charge set in the policies. The mortality and expense risk charge is calculated at an annual rate equal to .90% during Policy Years 1-10 and .80% thereafter.

ADMINISTRATIVE CHARGE. The administrative charge compensates Jackson National NY for its administrative expenses in connection with the policies and the Separate Account. Jackson National NY performs or delegates all such administrative functions, which include preparation of annual reports and statements, maintenance of investment division and Separate Account records, and filing fees. In addition, certain expenses such as administrative personnel costs, mailing costs, data processing costs, legal fees, accounting fees, and costs associated with accounting, valuation, regulatory and reporting requirements are attributable to both the policies and maintenance of the Separate Account. The administrative charge is calculated at an annual rate equal to .30% during Policy Years 1-10 and .15% thereafter.

TAX CHARGE. The tax charge compensates Jackson National NY for its increased federal tax liability under the federal tax laws (also known as a DAC tax) and for premium taxes. The tax charge is calculated at an annual rate equal to .40% during Policy Years 1-10.

COST OF INSURANCE CHARGE. The cost of insurance charge is effective as of the Policy Date and deducted on the Issue Date and each Monthly Anniversary thereafter pro rata from each investment division and the Fixed Account. The portion deducted from the investment divisions is paid by canceling Accumulation Units. If the Monthly Anniversary falls on a day other than a Valuation Day, the charge will be determined on the next Valuation Day. The cost of insurance charge is intended to pay for the cost of providing life insurance coverage for the Insured(s). We guarantee that this charge will not exceed the maximum cost of insurance charge determined on the basis of the rates shown in the table of guaranteed maximum monthly cost of insurance rates in your policy. The current cost of insurance charge is computed based on the Policy Value and deducted monthly by the cancellation of Accumulation Units. Current charges vary by smoker status and the duration of the Policy. The guaranteed cost of insurance charge is calculated based on the net amount at risk. The net amount at risk is the excess of the Death Benefit (discounted for one month's interest) over the Policy Value. The guaranteed cost of insurance charges vary based on Attained Age in the case of a Single Life Policy and rates that reflect the Attained Ages of the Insureds for each Policy Year in the case of a Survivorship Policy, as well as sex, smoking status of the Insured(s) and substandard rating.

POLICY MAINTENANCE CHARGE. Each year on the Policy Anniversary we will deduct a policy maintenance charge of $35 from your Policy Value pro rata from each investment division and the Fixed Account. The portion deducted from the investment divisions is paid by canceling Accumulation Units. This charge is waived if your Policy Value is at least $50,000 on that day. The policy maintenance charge compensates Jackson National NY for additional expenses of policy administration, including those associated with preparing the policies and confirmations, maintenance of Owner records, and the cost of other services necessary to service Owners, as well as those administrative expenses listed above attributable to both the policies and the Separate Account. The policy maintenance charge is taken from your value in the investment divisions and the Fixed Account on a proportional basis. If you make a full withdrawal on a date other than the Policy Anniversary, we will deduct any applicable policy maintenance charge from that amount.

WITHDRAWAL CHARGE. If you make a withdrawal during the first nine premium years, we may impose a withdrawal charge as a percentage of premium withdrawn. A premium year is the twelve-month period following payment of a premium. We will deduct the withdrawal charge from the value remaining in your policy by canceling Accumulation Units. The withdrawal charge does not apply after nine premium years as shown below:

---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
Premium Year                    1       2        3        4        5        6        7       8        9     Thereafter
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------
Withdrawal Charge              9%       8%      7%       6%       5%       4%       3%       2%      1%          0%
---------------------------- -------- ------- -------- -------- -------- -------- -------- ------- -------- --------------

Earnings are not subject to the withdrawal charge. For purposes of the withdrawal charge, withdrawals are treated as coming first from Earnings and then from the oldest Remaining Premium. The withdrawal charge is based on the amount of Remaining Premium you withdraw.

Each Policy Year you may withdraw free of any withdrawal charge an amount equal to the greater of:

     (a) 10% of any Remaining Premium paid as of the Valuation Day that we receive your request for withdrawal, less any previous withdrawal taken during that Policy Year; or

     (b) 100% of Earnings.

The amount available for withdrawal is not cumulative and expires at the end of each Policy Year.

The withdrawal charge is imposed to cover our actual premium tax expenses and sales expenses, which include agents' sales commissions and other sales and distribution expenses. We expect to recover total premium tax expenses and sales expenses of the policies over the life of the policies. To the extent premium taxes and distribution costs are not recovered by the withdrawal charge, we may make up any shortfall from the assets of our general account, which includes funds derived from the Daily Deduction charged to the investment divisions and other fees and charges under the policies.

TRANSFER CHARGE. You may make 15 transfers free of charge in any Policy Year. We will deduct a charge of $25 per transfer in excess of 15 from the transferred amount before allocating it to the allocation option(s) you have requested. This charge does not apply to transfers made under the dollar cost averaging or asset rebalancing programs or the special transfer described on page 16.

ILLUSTRATION CHARGE. At your request, we will provide you with one personalized illustration free of charge each Policy Year. We may charge a fee of up to $25 for any additional illustration you may request.

ADDITIONAL POLICY CHARGES. We do not currently assess a charge for federal, state, or other taxes that may be attributable to the operations of the Separate Account, but we reserve the right to do so in the future.

PORTFOLIO EXPENSES. You indirectly bear the charges and expenses of the portfolios whose shares are held by the investment divisions to which you allocate your Policy Value. The Separate Account purchases shares of the portfolios at net asset value. Each portfolio's net asset value reflects management fees and other operating expenses already deducted from the portfolio's assets. For a summary of historical expenses of the portfolios, see the table called "Portfolio Expenses" above. For more information concerning the management fees and other charges against the portfolios, see the prospectuses and the statements of additional information for the portfolios, which are available upon request.

We may receive compensation from the investment advisers or administrators of the portfolios. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and, therefore, may differ from portfolio to portfolio.

SPECIAL PROVISIONS FOR GROUP OR SPONSORED ARRANGEMENTS. Where permitted by state insurance laws, policies may be purchased under group or sponsored arrangements. We may reduce or waive the charges and deductions described above for policies issued under these arrangements. Among other things, we may waive withdrawal charges for employees, officers, directors, agents, and their immediate family members. We will reduce these charges and deductions in accordance with our rules in effect when we approve the application. To qualify for a reduction, a group or sponsored arrangement must satisfy our criteria as to, for example, the size of the group, the expected number of participants, and anticipated premium from the group. Generally, the sales contacts and effort, administrative costs, and mortality cost per policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which policies are purchased, and certain characteristics of the group's members. The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative costs resulting from, and the different mortality experience expected as a result of, sales to qualifying groups and sponsored arrangements. From time to time, we may modify on a uniform basis both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory.

                            GENERAL POLICY PROVISIONS

STATEMENTS TO OWNERS. Each year following your Policy Anniversary, we will send you a report showing information concerning your policy transactions in the past year and the current status of your policy. The report will include information such as the Policy Value as of the end of the current and the prior year, the current Death Benefit, Withdrawal Value, Debt, withdrawals, Earnings, premium paid, and deductions made since the last annual report. We will also include any information required by state law or regulation.

We will mail you confirmations or other appropriate notices of policy transactions. In addition, we will send you the financial statements of the portfolios and other reports as specified in the 1940 Act. Please give us 30 days written notice of any address change. Please read your statements and confirmations carefully, verify their accuracy, and contact us within 30 days with any question you may have.

LIMIT ON RIGHT TO CONTEST. We may not contest the insurance coverage under the policy after the policy has been in force during the lifetime of the Insured(s) for two years from the Issue Date, except for nonpayment of any required premium. A reinstated or modified policy may be contested only with respect to material misrepresentations made in the application for such reinstatement or request for policy modifications. In the case of an increase in coverage under the policy, only the amount of the increase may be contested for two years from the date of the increase with respect to material misrepresentations made in the related application.

In issuing a policy, we rely on your application. Your statements in that application, in the absence of fraud, are considered representations and not warranties. We will not use any statement made in connection with the application to void the policy or to deny a claim unless that statement is contained in the written application.

SUICIDE. If an Insured commits suicide within two years of the Issue Date, we will return to you an amount equal to the premium paid less any withdrawals and any Debt. Any increase in coverage will also have a two-year suicide period relating specifically to the increase in coverage. If an Insured commits suicide within two years of the effective date of any increase in coverage, we will return to you an amount equal to the premium paid for such increase in coverage less any withdrawals and any Debt associated with such increase. The applicable suicide exclusion period may be longer or shorter in certain states.

MISSTATEMENT AS TO AGE AND SEX. If the age or sex of an Insured is incorrectly stated in the application, the benefits under the policy will be those that the premium paid would have purchased at the correct age and sex.

BENEFICIARY. You name the beneficiary(ies) in the application. You may change the beneficiary by submitting a written request to the Service Center, unless an irrevocable beneficiary was previously named. We will provide a form to be signed and filed with us. Your request for a change in beneficiary will take effect when we record the change. Until we record the change in beneficiary, we are entitled to rely on your most recent instructions in our files. Accordingly, we are not liable for making a payment to the person shown in our files or taking any other related action before that time.

If you name more than one primary beneficiary, we will divide the Death Benefit equally among your beneficiaries unless you instruct otherwise. The interest of any beneficiary who dies before the Insured(s) ends at his or her death. If no primary beneficiary survives the Insured(s), we will divide the Death Benefit equally among any surviving named contingent beneficiary(ies), unless you instruct otherwise. If no beneficiary is living, we will pay the Death Benefit to the Owner or the Owner's estate.

ASSIGNMENT. You may assign your policy while it is in force. You must notify us of an assignment in writing. Until we receive notice from you, we are not liable for any action we may take or payments we may make that may be contrary to the terms of your assignment. We are not responsible for the validity of an assignment. Your rights and the rights of the beneficiary may be affected by an assignment. An assignment may result in income tax and a 10% penalty tax. You should consult your tax adviser before assigning your policy.

CREDITORS' CLAIMS. To the extent permitted by law, no benefits payable under this policy will be subject to the claims of your creditors or the creditors of your beneficiary.

DIVIDENDS. We will not pay any dividend under the policy, nor do the policies share in the surplus or revenue of Jackson National NY.

NOTICE AND ELECTIONS. To be effective, all notices and elections under the policy must be in writing, signed by you, and received by us at our Service Center. Certain exceptions may apply. Unless otherwise provided in the policy, all notices, requests and elections will be effective when received at our Service Center complete with all necessary information.

MODIFICATION. We reserve the right to modify the policy without written notice or your consent in the circumstances described in this prospectus or as necessary to conform to applicable law or regulation or any ruling issued by a governmental agency. The provisions of the policy will be construed so as to comply with the requirements of Section 7702 of the Code that defines life insurance.

SURVIVORSHIP POLICY. We offer policies on a single life and last survivor basis. The Survivorship Policy operates almost identically to the Single Life Policy. The primary difference is that the Survivorship Policy has two Insureds and the Death Benefit is paid only upon the death of the last surviving Insured. Other significant differences are:

     (1) the cost of insurance charge differs because we base it on the anticipated mortality of two Insureds and we do not pay the Death Benefit until both Insureds have died;

     (2) for a Survivorship Policy to qualify for simplified underwriting both Insureds must meet our standards;

     (3) for a Survivorship Policy to be reinstated, both Insureds must be alive on the date of reinstatement or, if only one Insured is alive, the lapse occurred after the death of the first Insured ; and

     (4) under a Survivorship Policy, provisions regarding incontestability, suicide, and misstatements of age or sex apply to each Insured.

                           FEDERAL TAX CONSIDERATIONS

The following discussion is based upon our understanding of current federal income tax law applicable to life insurance policies in general. We cannot predict the probability that any changes in those laws will be made. Also, we do not guarantee the tax status of the policies. You bear the complete risk that the policies may not be treated as "life insurance contracts" under federal income tax laws. In addition, this discussion does not include a detailed description of the federal income tax consequences of the purchase of these policies or any discussion of special tax rules that may apply to certain purchase situations. We also have not considered any applicable state or other tax laws. You should seek tax advice concerning the effect on your personal tax liability of the transactions permitted under the policies, as well as any other question you may have concerning the tax status of the policies or the possibility of changes in the tax law.

TAXATION OF JACKSON NATIONAL NY AND THE SEPARATE ACCOUNT. Jackson National NY is taxed as a life insurance company under Part I of Subchapter L of the Code. The operations of the Separate Account are taxed as part of the operations of Jackson National NY. Investment income and realized capital gains are not taxed to the extent that they are applied under the policies.

Accordingly, we do not anticipate that Jackson National NY will incur any federal income tax liability attributable to the operation of the Separate Account (as opposed to the federal tax related to the receipt of premium under the policies). Therefore, we are not making any charge or provision for federal income taxes. However, if the tax treatment of the Separate Account is changed, we may charge the Separate Account for its share of the resulting federal income tax.

In several states we may incur state and local taxes on the operations of the Separate Account. We currently are not making any charge or provision for them against the Separate Account. If these taxes should be increased, we may make a charge or provision for them against the investment divisions. If we do so, the value of Accumulation Units and, therefore, the investment results of the investment divisions will be reduced.

TAX STATUS OF THE POLICIES. The policies are structured to satisfy the definition of a life insurance contract under the Code. As a result, the Death Benefit ordinarily will be fully excluded from the gross income of the beneficiary. The Death Benefit will be included in your gross estate for federal estate tax purposes if the proceeds are payable to your estate. The Death Benefit will also be included in your estate if the beneficiary is not your estate but you retained incidents of ownership in the policy. Examples of incidents of ownership include the right to change beneficiaries, to assign the policy or revoke an assignment, and to pledge the policy or obtain a policy loan. If you are the Owner and the Insured under a policy and if you transfer all incidents of ownership in the policy more than three years before your death, the Death Benefit generally should not be included in your gross estate. State and local estate and inheritance tax consequences may also apply.

In addition, certain transfers of the policies or payment of the Death Benefit, either during life or at death, to individuals (or trusts for the benefit of individuals) two or more generations below that of the transferor may be subject to the federal generation-skipping transfer tax.

In the absence of final regulations or other pertinent interpretations of the Code, some uncertainty exists as to how a substandard risk policy can meet the statutory definition of life insurance. If a policy were deemed not to be life insurance for tax purposes, it would not provide most of the tax advantages usually provided by life insurance. We reserve the right to amend the policies to comply with any future changes in the Code, any regulations or rulings under the Code and any other requirements imposed by the Internal Revenue Service ("IRS"). The policy includes an Endorsement that is intended to avoid possible tax disqualification of your policy. This Endorsement requires us to refund excess premium payments and any applicable earnings to you no later than 60 days after the end of the contract year in which you pay any excess premium. This Endorsement also automatically increases the death benefit under your policy at any time that it is necessary to do so to maintain its tax qualification and authorizes us to make appropriate adjustments in the cost of insurance, policy values or optional benefits to reflect the death benefit increase. We will establish procedures to implement and monitor the terms of the Endorsement.

In addition, this prospectus does not address the tax consequences if you use the policy in various arrangements, including non-qualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances of each individual arrangement. Therefore, if you are contemplating the use of a policy in any arrangement the value of which depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement.

Diversification Requirements. Section 817(h) of the Code requires that the underlying assets of variable life insurance contracts be diversified. The Code provides that a variable life insurance contract will not be treated as life insurance for federal income tax purposes for any period and any subsequent period for which the investments are not adequately diversified. If the policy were disqualified for this reason, you would lose the tax deferral advantages of the policy and would be subject to current federal income taxes on all earnings allocable to the policy.

The Code provides that variable life insurance contracts such as the policy meet the diversification requirements if, as of the close of each quarter, the underlying assets meet the diversification standards for a regulated investment company, and no more than 55% of the total assets consist of cash, cash items, U.S. Government securities and securities of other regulated investment companies. For purposes of determining whether or not the diversification standards of Section 817(h) of the Code have been met, each U.S. government agency or instrumentality is treated as a separate issuer.

The United States Treasury Department also has issued regulations that establish diversification requirements for the investment accounts underlying variable contracts such as the policies. These regulations amplify the diversification requirements set forth in the Code and provide an alternative to the provision described above. Under these regulations, an investment account will be deemed adequately diversified if: (1) no more than 55% of the value of the total assets of the account is represented by any one investment; (2) no more than 70% of the value of the total assets of the account is represented by any two investments;
(3) no more than 80% of the value of the total assets of the account is represented by any three investments; and (4) no more than 90% of the value of the total assets of the account is represented by any four investments.

These diversification standards are applied to each investment division by looking to the investments of the portfolio underlying the investment division. One of our criteria in selecting the portfolios is that their investment managers intend to manage them in compliance with these diversification requirements.

Owner Control. In certain circumstances, variable life insurance policy owners will be considered the owners, for tax purposes, of separate account assets underlying their policies. In those circumstances, the policy owners could be subject to taxation on the income and gains from the separate account assets.

In published rulings, the Internal Revenue Service has stated that a variable insurance policy owner will be considered the owner of separate account assets, if the owner possesses certain incidents of ownership in those assets, such as the ability to exercise investment control over the assets. When the diversification regulations were issued, the Treasury Department announced that in the future, it would provide guidance on the extent to which variable contract owners could direct their investments among investment divisions without being treated as owners of the underlying assets of the Separate Account. As of the date of this prospectus, no such guidance has been issued. We cannot predict when or whether the Treasury Department will issue that guidance or what position the Treasury Department will take. In addition, although regulations are generally issued with prospective effect, it is possible that regulations may be issued with retroactive effect.

The ownership rights under the policy are similar in many respects to those described in IRS rulings in which the contract owners were not deemed to own the separate account assets. In some respects, however, they differ. For example, under the policy you have many more investment options to choose from than were available under the contracts involved in the published rulings, and you may be able to transfer Policy Value among the investment options more frequently than in the published rulings. Because of these differences, it is possible that you could be treated as the owner, for tax purposes, of the portfolio shares underlying your policy and therefore be subject to taxation on the income and gains on those shares. Moreover, it is possible that the Treasury Department's position, when announced, may adversely affect the tax treatment of existing policies. We, therefore, reserve the right to modify the policy as necessary to attempt to prevent you from being considered the owner for tax purposes of the underlying assets.

The remainder of this discussion assumes that the policy will be treated as life insurance for federal tax purposes.

TAX TREATMENT OF LIFE INSURANCE DEATH BENEFIT PROCEEDS. In general, the amount of the Death Benefit payable under a policy is excludable from gross income under the Code. Certain transfers of the policy, however, may result in a portion of the Death Benefit being taxable.

If the Death Benefit is not received in a lump sum and is, instead, applied under one of the payment options, payments generally will be prorated between amounts attributable to the Death Benefit, which will be excludable from the beneficiary's gross income, and amounts attributable to interest (occurring after the Insured's death), which will be includable in the beneficiary's gross income.

TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Code, except as described below, any increase in your Policy Value is generally not taxable to you unless you receive or are deemed to receive amounts from the policy before the Insured dies. If you make a full withdrawal under your policy, the Withdrawal Value will be includable in your income to the extent the amount received exceeds the "investment in the contract." The "investment in the contract" generally is the total premium and other consideration paid for the policy, less the aggregate amount received under the policy previously to the extent such amounts received were excludable from gross income. Whether partial withdrawals (or other amounts deemed to be distributed) from the policy constitute income depends, in part, upon whether the policy is considered a "modified endowment contract" ("MEC") for federal income tax purposes.

Policies Which Are MECs

CHARACTERIZATION OF A POLICY AS A MEC. In general, this policy will constitute a MEC unless (1) it was received in exchange for another life insurance contract which was not a MEC, (2) no premium or other consideration (other than the exchanged contract) is paid into the policy during the first 7 Policy Years, and
(3) there is no withdrawal or reduction in the death benefit during the first 7 Policy Years. In addition, even if the policy initially is not a MEC, it may, in certain circumstances, become a MEC if there is a later increase in benefits or any other "material change" of the policy within the meaning of the tax law.

TAX TREATMENT OF WITHDRAWALS, LOANS, ASSIGNMENTS AND PLEDGES UNDER MECs. If your policy is a MEC, withdrawals from your policy will be treated first as withdrawals of income and then as a recovery of premium. Thus, you may realize taxable income upon a withdrawal if the Policy Value exceeds the investment in the policy. You may also realize taxable income when you take a policy loan, because any loan (including unpaid loan interest) under the policy will be treated as a withdrawal for tax purposes. In addition, if you assign or pledge any portion of the value of your policy (or agree to assign or pledge any portion), the assigned or pledged portion of your Policy Value will be treated as a withdrawal for tax purposes. Before assigning, pledging, or requesting a loan under a policy that is a MEC, you should consult a qualified tax adviser.

PENALTY TAX. Generally, withdrawals (or the amount of any deemed withdrawals) from a MEC are subject to a penalty tax equal to 10% of the portion of the withdrawal that is includable in income, unless the withdrawals are made: (1) after you reach age 59 1/2, (2) because you have become disabled (as defined in the tax law), or (3) as substantially equal periodic payments over your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary, as defined in the tax law). Certain other exceptions to the 10% penalty tax may apply.

AGGREGATION OF POLICIES. All life insurance policies that are MECs and that are purchased by the same person from us or any of our affiliates within the same calendar year will be aggregated and treated as one life insurance policy for purposes of determining the amount of a withdrawal (including a deemed withdrawal) that is includable in taxable income and subject to the 10% penalty tax.

Policies Which Are Not MECs

TAX TREATMENT OF WITHDRAWALS GENERALLY. If your policy is not a MEC, the amount of any withdrawal from the policy will be treated first as a non-taxable recovery of premium and then as gross income from the policy. Thus, only the portion of a withdrawal that exceeds the investment in the policy immediately before the withdrawal will be includable in gross income.

CERTAIN DISTRIBUTIONS REQUIRED BY THE TAX LAW IN THE FIRST 15 POLICY YEARS. As indicated above, the Code limits the amount of premium that may be made and the Policy Values that can accumulate relative to the Death Benefit. Where cash distributions are required under the Code in connection with a reduction in benefits during the first 15 years after the policy is issued (or if withdrawals are made in anticipation of a reduction in benefits, within the meaning of the Code, during this period), some or all of such amounts may be includable in taxable income.

TAX TREATMENT OF LOANS. If your policy is not a MEC, a loan received under the policy generally will be treated as indebtedness for tax purposes, rather than a withdrawal of Policy Value. As a result, you will not realize taxable income on any part of the loan as long as the policy remains in force. If you make a full withdrawal under your policy, however, any outstanding loan balance will be treated as an amount received by you as part of the Withdrawal Value. Accordingly, you may be subject to taxation on the loan amount at that time. Moreover, if any portion of your policy loan is a preferred loan, a portion of your policy loan may be includable in your taxable income. Generally, you may not deduct interest paid on loans under the policy, even if you use the loan proceeds in your trade or business.

SURVIVORSHIP POLICY. Although we believe that the policy, when issued as a Survivorship Policy, meets the definition of life insurance contract under the Code, the Code does not directly address how it applies to Survivorship Policies. In the absence of final regulations or other guidance under the Code regarding this form of policy, there is necessarily some uncertainty how a Survivorship Policy can meet the Code's definition of life insurance. If you are considering purchasing a Survivorship Policy, you should consult a qualified tax adviser.

If the Owner is the last surviving Insured, the Death Benefit will generally be includable in the Owner's estate on his or her death for purposes of the federal estate tax. If the Owner dies and was not the last surviving Insured, the fair market value of the policy may be included in the Owner's estate. In general, the Death Benefit is not included in the last surviving Insured's estate if he or she neither retained incidents of ownership at death nor had given up ownership within three years before death.

TAX TREATMENT OF MATURITY BENEFIT: At the Maturity Date, we pay the Withdrawal Value to you. Generally, the excess of the Policy Value (less any applicable policy fee) over your investment in the policy will be includable in your taxable income at that time.

ACTIONS TO ENSURE COMPLIANCE WITH THE TAX LAW. We believe that the maximum amount of premium we intend to permit for the policies will comply with the Code definition of life insurance. We will monitor the amount of your premium, and, if your total premiums during a Policy Year exceed those permitted by the Code, we will refund the excess premium within 60 days of the end of the Policy Year and will pay interest and other earnings (which will be includable in taxable income) as required by law on the amount refunded. In addition, certain tax compliance provisions in a policy, including the Endorsement, may increase the Death Benefit (which may result in larger charges under a policy) or permit any other action deemed necessary to ensure the compliance of the policy with the federal tax definition of life insurance.

FEDERAL INCOME TAX WITHHOLDING. We will withhold and remit to the federal government a part of the taxable portion of withdrawals made under a policy, unless the Owner notifies us in writing at or before the time of the withdrawal that he or she chooses not to have withholding. As Owner, you will be responsible for the payment of any taxes and early distribution penalty taxes that may be due on the amounts received or deemed received under the policy, whether or not you choose withholding. You may also be required to pay penalties under the estimated tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

TAX ADVICE. This summary is not a complete discussion of the tax treatment of the policy. You should seek tax advice from an attorney who specializes in tax issues.

           DESCRIPTION OF JACKSON NATIONAL NY AND THE SEPARATE ACCOUNT

JACKSON NATIONAL LIFE INSURANCE COMPANY NY. Jackson National NY is a stock life insurance company organized under the laws of the state of New York in July 1995. Its legal domicile and principal business address is 2900 Westchester Avenue, Purchase, NY 10577. Jackson National NY is admitted to conduct life insurance and annuity business in Michigan and New York. Jackson National NY is ultimately a wholly-owned subsidiary of Prudential plc in London, England.



A fidelity bond in the amount of $13 million (in aggregate or $6.5 million per single loss) covers the officers and employees of Jackson National NY.

OFFICERS AND DIRECTORS OF JACKSON NATIONAL NY. Our directors and executive officers are listed below, together with information as to their current principal business affiliation and principal occupations during the past five years. Where no dates are given, the person has held that position for at least the past five years.



NAME AND BUSINESS ADDRESS                POSITION WITH COMPANY                           PRINCIPAL OCCUPATIONS DURING PAST 5
-------------------------                ---------------------                           ------------------------------------
                                                                                         YEARS
                                                                                         -----

Richard Ash                              Appointed Actuary and Vice President -          Vice President, Jackson National
1 Corporate Way                          Actuarial                                       (9/00 to Present)
Lansing, Michigan 48951                                                                  Vice President, Prudential U.S.A.
                                                                                         (7/99 to 9/00)
                                                                                         Vice President, Prudential U.S.A.
                                                                                         (12/97 to 6/99)
                                                                                         Corporate Actuary, Chubb Life (4/97
                                                                                         to 12/97)
                                                                                         Assistant Vice President, Chubb Life
                                                                                         (1994 -1997)

John B. Banez                            Vice President - Systems and Programming        Vice President, Jackson National
1 Corporate Way                                                                          (5/95 to Present)
Lansing, Michigan 48951


Marianne Clone                           Vice President - Customer Service Center        Vice President, Jackson National
1 Corporate Way                                                                          (8/00 to Present)
Lansing, Michigan 48951                                                                  Assistant Vice President, Jackson
                                                                                         National (1/97 to Present)
                                                                                         Director - Customer Service Center,
                                                                                         Jackson National (6/96 to 1/97)
                                                                                         Director - Telephone Service Center,
                                                                                         Jackson National (3/95 to 6/96)

Gerald W. Decius                         Vice President - Systems Model Office           Vice President, Jackson National
1 Corporate Way                                                                          (6/87 to Present)
Lansing, Michigan 48951

Donald T. DeCarlo                        Senior Vice President - Corporate               Partner, Lord, Bissell & Brook
Lord, Bissell & Brook                    Communications & Director                       (11/96 to Present)
One Penn Plaza
Suite 3435
New York, New York 10119

Lisa C. Drake                            Vice President & Actuary                        Vice President & Actuary, Jackson
1 Corporate Way                                                                          National (4/95 to Present)
Lansing, Michigan 4895148951

Jay Elliott                              Director                                        Senior Vice President, Jackson
10710 Midlothian Turnpike                                                                National (1998 to Present)
Suite 301A                                                                               Senior Vice President, Jackson
Richmond, Virginia 23235-4766                                                            National (1995 to 1998)

Joseph D. Emanuel                        Vice President ,Associate General Counsel &     Vice President & Associate General
1 Corporate Way                          Assistant Secretary                             Counsel, Jackson National (7/98 to
Lansing, Michigan 48951                                                                  Present)
                                                                                         Assistant Vice President & Associate
                                                                                         General Counsel, Jackson National
                                                                                         (5/94 to 6/98)

Robert A. Fritts                         Vice President & Controller - Financial         Vice President & Controller, Jackson
1 Corporate Way                          Operations                                      National (12/80 to Present)
Lansing, Michigan 48951

James D. Garrison                        Vice President - Tax                            Vice President, Jackson National
1 Corporate Way                                                                          (4/99 to Present)
Lansing, Michigan 48951                                                                  Vice President of Tax, UNUMProvident
                                                                                         (1/90 to 4/99)

James G. Golembiewski                    Vice President, Senior Counsel and Assistant    Assistant Vice President and
1 Corporate Way                          Secretary                                       Associate General Counsel, Jackson
Lansing, Michigan 48951                                                                  National (12/95 to Present)

Rhonda K. Grant                          Vice President - Government Relations           Vice President, Jackson National
1 Corporate Way                                                                          (7/98 to Present)
Lansing, Michigan 48951                                                                  Assistant Vice President, Jackson
                                                                                         National (7/95 to 7/98)
                                                                                         Director of Government Relations,
                                                                                         Jackson National (2/94 to 7/95)


Donald B. Henderson                      Director                                        Partner, LeBoeuf, Lamb, Greene &
LeBoeuf, Lamb, Greene & MacRae, LLP                                                      MacRae, LLP (XXXXX to Present)
125 W. 55th Street
New York, New York 10019

Andrew B. Hopping                        Chairman of the Board, Executive Vice           Executive Vice President & Chief
1 Corporate Way                          President, Chief Financial Officer and          Financial Officer, Jackson National
Lansing, Michigan 48951                  Director                                        (7/98 to Present)
                                                                                         Director, Jackson National (5/97 to
                                                                                         Present)
                                                                                         Senior Vice President, Jackson
                                                                                         National (6/94 to 7/98)

Steve A. Hrapkiewsicz                    Vice President - Human Resources                Vice President, Jackson National
1 Corporate Way                                                                          (8/99 to Present)
Lansing, Michigan 48951                                                                  Vice President, Accident Fund
                                                                                         Company (3/95 to 8/99)

Henry J. Jacoby                          Director                                        Consulting Engineer (4/92 to 6/01)
305 Riverside Drive
Apt. 7-B
New York, New York 10025

Cheryl L. Johns                          Vice President - Life Division                  Vice President, Jackson National
1 Corporate Way                                                                          (7/00 to Present)
Lansing, Michigan 48951                                                                  Vice President, Zurich Kemper Life
                                                                                         (9/97 to 7/00)
                                                                                         Service Officer, Zurich Kemper Life
                                                                                         (7/96 to 9/97)
                                                                                         Account Manager, Zurich Kemper Life
                                                                                         (2/95 to 7/96)


Timo P. Kokko                            Vice President - Support Services               Vice President, Jackson National
1 Corporate Way                                                                          (12/96 to Present)
Lansing, Michigan 48951                                                                  President, Kysen Corporation (3/89
                                                                                         to 12/96)

Everett W. Kunzelman                     Vice President - Underwriting                   Vice President, Jackson National
1 Corporate Way                                                                          (3/96 to Present)
Lansing, Michigan 48951

Clark P. Manning                         Chief Executive Officer                         Chief Executive Officer, Jackson
1 Corporate Way                                                                          National (7/01 to Present)
Lansing, Michigan 48951                                                                  Chief Operating Officer, Jackson
                                                                                         National (7/98 to 7/01)
                                                                                         Director, Jackson National (9/98 to
                                                                                         Present)
                                                                                         Senior Vice President & Chief
                                                                                         Actuary, Jackson National (5/95 to
                                                                                         6/98)

Thomas J. Meyer                          Senior Vice President, General Counsel,         Senior Vice President, General
1 Corporate Way                          Secretary and Director                          Counsel & Secretary, Jackson
Lansing, Michigan 48951                                                                  National (7/98 to Present)
                                                                                         Vice President, General Counsel &
                                                                                         Secretary, Jackson National (6/85 to
                                                                                         6/98)

Keith Moore                              Vice President - Technology                     Vice President, Jackson National
1 Corporate Way                                                                          (8/96 to Present)
Lansing, Michigan 48951                                                                  Assistant Vice President, Alexander
                                                                                         Hamilton (1/78 to 8/96)

P. Chad Myers                            Vice President - Asset Liability Management     Vice President, Jackson National
1 Corporate Way                                                                          (8/95 to Present)
Lansing, Michigan 48951

J. George Napoles                        Senior Vice President and Chief Information     Senior Vice President & Chief
1 Corporate Way                          Officer                                         Information Officer, Jackson
Lansing, Michigan 48951                                                                  National (3/95 to Present)

Mark Nerud                               Vice President - Financial Reporting            Vice President, Jackson National
225 West Wacker Drive                                                                    (1/00 to Present)
Suite 1200                                                                               Assistant Vice President, Jackson
Chicago, Illinois 60606                                                                  National (4/96 to 12/99)
                                                                                         Manager, Voyageur Fund Managers,
                                                                                         Inc. (5/93 to 4/96)

David L. Porteous                        Director                                        President, Porteous & White, P.C.
Porteous & White, P.C.                                                                   (1982 to Present)
4393 220th Avenue
P.O. Box 206
Reed City, Michigan 49677

Brad Powell                              President IMG                                   President, IMG - Jackson National,
210 Interstate North Parkway                                                             (6/94 to Present)
Suite 401
Atlanta, Georgia 30339-2120

James B. Quinn                           Vice President - Broker Management              Vice President, Jackson National
1 Corporate Way                                                                          (3/97 to Present)
Lansing, Michigan 48951                                                                  Divisional Vice President,
                                                                                         Paine-Webber (3/87 to 3/97)

Scott L. Stolz                           Senior Vice President - Administration          Senior Vice President, Jackson
1 Corporate Way                                                                          National (7/96 to Present)
Lansing, Michigan 48951                                                                  Vice President, North American
                                                                                         Security Life (10/94 to 7/96)

Robert M. Tucker                         Vice President - Technical Support and          Vice President, Jackson National
1 Corporate Way                          Director                                        (8/88 to Present)
Lansing, Michigan 48951

Connie J. Van Doorn                      Vice President -Variable Annuity                Vice President, Jackson National
8055 East Tufts Avenue                   Administration                                  (9/95 to Present)
Suite 200
Denver, Colorado 80237

James P. Binder, CPA                     Assistant Vice President - Internal Audit       Assistant Vice President, Finance &
1 Corporate Way                                                                          Corporate Strategy, Jackson National
Lansing, Michigan 48951                                                                  (3/99 to Present)
                                                                                         Director, Internal Audit, Jackson
                                                                                         National (10/97 to 3/99)
                                                                                         Assistant Vice President, Annuity
                                                                                         Operations, Massachusetts Mutual
                                                                                         Life Ins. (7/90 to 9/97)

Joseph Mark Clark                        Assistant Vice President - Policy               Assistant Vice President, Systems &
1 Corporate Way                          Administration                                  Programming Dept., Jackson National
Lansing, Michigan 48951                                                                  (12/96 to Present)
                                                                                         Vice President, Consulting Software
                                                                                         Dept., Cooperative Technologies
                                                                                         (8/89 to 12/96)

Scott Coomes                             Assistant Vice President - Illustrations        Manager, Product Management, JNLD
401 Wilshire Boulevard                                                                   (10/98 to Present)
Suite 1200                                                                               Insurance Sales (self-employed)
Santa Monica, California 90401                                                           (2/98 to 10/98)
                                                                                         Estate & Business Planning
                                                                                         Specialist, Merrill Lynch (12/96 to
                                                                                         2/98)
                                                                                         Brokerage Director, TransAmerica
                                                                                         (3/94 to 12/96)

Patrick W. Garcy                         Assistant Vice President & Associate General    Assistant Vice President & Associate
1 Corporate Way                          Counsel                                         General Counsel, Jackson National
Lansing, Michigan 48951                                                                  (6/00 to Present)
                                                                                         Director, Legal Dept., Jackson
                                                                                         National (10/99 to 6/00)
                                                                                         Attorney, Advertising Compliance
                                                                                         Specialist, Jackson National (7/96
                                                                                         to 10/99)

Larry D. Gardner                         Assistant Vice President - Compliance           Assistant Vice President, Actuarial
1 Corporate Way                                                                          Dept., Jackson National (11/98 to
Lansing, Michigan 48951                                                                  Present)
                                                                                         Manager, Actuarial Dept., Jackson
                                                                                         National (10/92 to 11/98)

John A. Gorgenson                        Assistant Vice President - Compensation and     Assistant Vice President,
1 Corporate Way                          Benefits                                        Compensation, Benefits & HR
Lansing, Michigan 48951                                                                  Information, Jackson National (1/01
                                                                                         to Present)
                                                                                         Director, Compensation, Benefits & HR
                                                                                         Information, Jackson National(6/98 to 1/01)
                                                                                         Assistant Vice President, Compensation
                                                                                         Consulting, CNA Financial Corporation
                                                                                         (7/96 to 6/98)
                                                                                         Director, Compensation, Farmers Insurance
                                                                                         Group (9/93 to 7/96)

Thomas J. Hruska, FSA, MAAA              Assistant Vice President - Operations           Assistant Vice President, Operations
1 Corporate Way                          Management                                      Management, Jackson National (7/99
Lansing, Michigan 48951                                                                  to Present)
                                                                                         Executive Assistant Vice President &
                                                                                         Deputy Actuary, Jackson National
                                                                                         (6/88 to 7/99)

Roger G. Hutchinson                      Assistant Vice President - Investment           Assistant Vice President, Investment
1 Corporate Way                          Accounting                                      Account Department, Jackson National
Lansing, Michigan 48951                                                                  (4/97 to Present)
                                                                                         Director, Investment Accounting,
                                                                                         Jackson National (10/96 to 4/97)
                                                                                         Vice President & Director,
                                                                                         Investment Accounting, ING
                                                                                         Investment Management (4/93 to 4/96)

Mary K. Kator                            Assistant Vice President & Associate General    Assistant Vice President, Legal
1 Corporate Way                          Counsel                                         Department, Jackson National (5/96
Lansing, Michigan 48951                                                                  to Present)
                                                                                         Senior Associate General Counsel,
                                                                                         Jackson National (10/93 to 5/96)

Andre Michaud, M.D.                      Assistant Vice President - Medical Director     Assistant Vice President & Medical
1 Corporate Way                                                                          Director, Underwriting/Compliance,
Lansing, Michigan 48951                                                                  Jackson National (6/92 to Present)

Russell E. Peck                          Assistant Vice President - Financial Operation  Assistant Vice President, Financial
1 Corporate Way                                                                          Operations Group, Jackson National
Lansing, Michigan 48951                                                                  (3/97 to Present)
                                                                                         Vice President/Controller, Alexander
                                                                                         Hamilton Life (11/93 to 6/96)

Michael Rodocker                         Assistant Vice President - Corporate Finance    Assistant Vice President, Finance
1 Corporate Way                                                                          and Corporate Strategy, Jackson
Lansing, Michigan 48951                                                                  National (7/99 to Present)
                                                                                         Controller, Mellon Bank Corporation
                                                                                         (6/90 to 6/99)

Chris Shiemke                            Assistant Vice President - Actuarial            Assistant Vice President, Actuarial
1 Corporate Way                                                                          Department, Jackson National (8/99
Lansing, Michigan 48951                                                                  to Present)
                                                                                         Director, Actuarial Department,
                                                                                         Jackson National (8/98 to 8/99)
                                                                                         Manager, Actuarial Department,
                                                                                         Jackson National (11/95 to 8/98)

David I. Slater                          Assistant Vice President                        Assistant Vice President, Operations
1 Corporate Way                                                                          Management Department, Jackson
Lansing, Michigan 48951                                                                  National (1/94 to Present)

Gary L. Stone                            Assistant Vice President - Human Resources      Assistant Vice President, Human
1 Corporate Way                                                                          Resources & Field Director, Jackson
Lansing, Michigan 48951                                                                  National (7/93 to Present)

Maureen McFadden-Cunningham              Assistant Vice President - Client Services      Assistant Vice President, Denver
8055 E. Tufts Avenue                                                                     Service Center, Jackson National
Suite 200                                                                                (1/01 to Present)
Denver, Colorado 80237                                                                   Director, Denver Service Center,
                                                                                         Jackson National (6/97 to 1/01)
                                                                                         Variable Annuity Manager, Annuity
                                                                                         Dept., Jackson National (7/96 to
                                                                                         6/97)
                                                                                         Manager, Customer Service, Metlife
                                                                                         (11/92 to 7/96)



THE SEPARATE ACCOUNT. The Separate Account was established on November 10, 1998 as a segregated asset account of Jackson National NY. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act. The Securities and Exchange Commission does not supervise the management of the Separate Account or Jackson National NY.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the policies offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the policies are general corporate obligations of Jackson National NY.

The Separate Account is divided into investment divisions. The assets of each investment division are invested in the shares of one of the portfolios. We do not guarantee the investment performance of the Separate Account, its investment divisions, or the portfolios. Values allocated to the Separate Account will rise and fall with the values of shares of the portfolios and are also reduced by policy charges. In the future, we may use the Separate Account to fund other variable life insurance policies. We will account separately for each type of variable life insurance policy funded by the Separate Account.

SAFEKEEPING OF THE SEPARATE ACCOUNT'S ASSETS. We hold the assets of the Separate Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the portfolios.

STATE REGULATION OF JACKSON NATIONAL NY. We are subject to the laws of New York and regulated by the New York Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. The National Association of Insurance Commissioners also examines us periodically. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

                            DISTRIBUTION OF POLICIES

Jackson National Life Distributors, Inc. (JNLD), a subsidiary of Jackson National Life Insurance Company, serves as distributor of the policies. JNLD is located at 401 Wilshire Boulevard, Suite 1200, Santa Monica, California 90401. It is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Registered representatives of broker-dealers who are licensed insurance agents appointed by Jackson National NY, either individually or through an incorporated insurance agency sell the policies described in this prospectus. JNLD enters into selling agreements with the unaffiliated broker-dealers whose personnel participate in the offer and sale of the policies. In some states, policies may be sold by representatives who may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, as amended, pursuant to legal and regulatory exceptions.

The maximum sales compensation payable by Jackson National NY is not more than 6.75% of premium paid. In addition, we may pay or permit other promotional incentives, in cash, or credit or other compensation.

                                LEGAL PROCEEDINGS

There are no materials legal proceedings, other than ordinary routine litigation incidental to the business to which Jackson National NY is a party.

Jackson National Life Insurance Company (JNL) has been named as a defendant in civil litigation proceedings substantially similar to other litigation brought against many life insurers alleging misconduct in the sale of insurance products. These matters are sometimes referred to as market conduct litigation. The litigation against JNL purports to include purchasers of certain life insurance and annuity products from JNL during the period from 1981 to present. JNL has retained national and local counsel experienced in the handling of such litigation, and is vigorously defending these actions. A favorable outcome is anticipated, and at this time it is not feasible to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome in such actions. In addition, JNL is a defendant in several individual actions that involve similar issues, including an August 1999 verdict against JNL for $32.5 million in punitive damages. JNL has appealed the verdict on the basis that it is not supported by the facts or the law, and a ruling reversing the judgment is being sought.

                                  LEGAL MATTERS

The Company's counsel has passed upon all matters of Michigan law pertaining to the policy, including the validity of the policy and our right to issue the policy under New York law. The law firm of Jorden Burt LLP, 1025 Thomas Jefferson St., Suite 400 East, Washington, D.C. 20007-5201, serves as special counsel to Jackson National NY with regard to the federal securities laws.

                             REGISTRATION STATEMENT

We have filed a registration statement with the Securities and Exchange Commission under the 1933 Act with respect to the policies offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the policies, the Separate Account, and Jackson National NY. The descriptions in this prospectus of the policies and other legal instruments are summaries. You should refer to those instruments as filed for their precise terms.

                                     EXPERTS
                          [TO BE UPDATED BY AMENDMENT]

The financial statements for Jackson National Life Insurance Company of New York included in this prospectus for the year ended ____ have been audited by _________________, independent auditors, as stated in their reports. The financial statements for Jackson National Life Insurance Company of New York included in this prospectus for the years ended ____ and ____ have been audited by __________________independent auditors, as stated in their reports. We have included those financial statements in reliance upon the reports of ___________ and _________________, respectively, given upon their authority as experts in accounting and auditing. Actuarial matters included in this prospectus and the registration statement of which it is a part, including the hypothetical policy illustrations, have been examined by Lisa C. Drake, and are included in reliance upon her opinion as to their reasonableness.

                              FINANCIAL STATEMENTS

The consolidated financial statements for Jackson National NY as of December 31, ____, _____and ____, and the related financial statement schedule are included in this prospectus. No financial statements are included for the Separate Account because it has not yet commenced operations, has no assets or liabilities, and has received no income or incurred any expense. The financial statements of Jackson National NY that are included should be considered only as bearing upon Jackson National NY's ability to meet its contractual obligations under the policies. Jackson National NY's financial statements do not bear on the investment experience of the assets held in the Separate Account.

                           [TO BE FILED BY AMENDMENT]

                                  [BACK COVER]

The Securities and Exchange Commission maintains a web site at www.sec.gov that contains additional information that may be of interest to you about Jackson National Life Insurance Company of New York, JNLNY Separate Account IV, and the policies offered by this prospectus. The web site also contains additional information about the portfolios underlying the policies.